Exhibit (a)(1)(A)

ROCKET FUEL INC.

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS
FOR NEW OPTIONS

This document constitutes part of the prospectus relating to the 2013 Equity Incentive Plan and the 2008 Equity Incentive Plan covering securities that have been registered under the Securities Act of 1933, as amended.
May 13, 2016

ROCKET FUEL INC.
Offer to Exchange Certain Outstanding Options for New Options

This offer and withdrawal rights will expire at 9:00 p.m., Pacific Time, on June 10, 2016 unless we extend the expiration date.

By this offer, Rocket Fuel Inc. (alternatively referred to as “Rocket Fuel,” the “Company,” “we,” “our” or “us”) is giving eligible option holders of Rocket Fuel the opportunity to exchange some or all of their outstanding options, whether vested or unvested, that were granted on or before December 31, 2015 under our 2013 Equity Incentive Plan, or the “2013 Plan,” or our 2008 Equity Incentive Plan, or the “2008 Plan,” with an exercise price greater than or equal to $3.50 per share, for new options with an exercise price per share equal to the fair market value as quoted by the NASDAQ Global Select Market on the new option grant date, which is the next U.S. trading day of the Company’s common stock following the day this offer expires. If you participate in the offer, the number of new options you receive will depend on the exercise price of the eligible options that you elect to exchange.
You are an eligible option holder if you are an employee of Rocket Fuel or any of its subsidiaries as of the start of the offer and remain an employee of Rocket Fuel or any of its subsidiaries through the expiration of the offer. However, an eligible option holder must remain employed through the new option grant date in order to receive new options under this offer.  If an eligible option holder’s employment is terminated prior to the expiration date of the offer, the eligible option holder will keep his or her current eligible options and the options will vest and expire in accordance with their original terms.
Our Chief Executive Officer, or “CEO,” the non-employee members of our board of directors and our consultants are not eligible to participate in the offer.
As noted above, we will grant new options following the expiration of the offer on the next U.S. trading day of the Company’s common stock following the date on which we cancel the exchanged options (such grant date, the “new option grant date”). We expect the new option grant date to be June 13, 2016. If the offer’s expiration date is extended, the new option grant date similarly will be delayed. The new options will be granted under the terms of the 2013 Plan.

The new options will be subject to a new vesting schedule even if the exchanged options were fully or partially vested. The new options will be scheduled to vest in approximately equal monthly installments over the thirty-six (36)-month period following the new option grant date. The vesting schedule of the new options is detailed in Section 9 of this Offer to Exchange Certain Outstanding Options for New Options, or the “Offer to Exchange.” Vesting of the new options is conditioned upon your continued employment or other service with us or any subsidiary through each applicable vesting date.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “FUEL.” On
May 9, 2016, the closing price of our common stock was $2.66 per share. You should evaluate the risks related to our business, our common stock, and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer.

References to “Rocket Fuel,” the “Company,” “we,” “our” or “us” also refers to any successor entity or its subsidiaries, as applicable.
See “Risks of Participating in the Offer” beginning on page 19 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT

If you choose to participate in the offer, you must submit your election via the offer website at the website address: https://rocketfuel.equitybenefits.com/ (our preferred method), or deliver a completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) on or before 9:00 p.m., Pacific Time, on June 10, 2016 to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 517-8837

The delivery of all documents, including elections and withdrawals, is at your own risk. Only elections and withdrawals that are complete and actually received by Stock & Option Solutions, or “SOS,” (the third party we have engaged to assist with the implementation of the offer) through the website and/or Rocket Fuel at the address above by the deadline will be accepted. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, e-mail, text message or facsimile are not permitted.
Neither the U.S. Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of these securities or passed judgment upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.
We will not be holding any employee meetings to discuss the offer. You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
Phone: (650) 517-8837
E-mail: exchange@rocketfuelinc.com

Offer to Exchange dated May 13, 2016

You should rely only on the information contained in this Offer to Exchange or documents to which we have referred you. We have not authorized anyone to provide you with different information. We are not making an offer of the new options in any jurisdiction where the offer is not permitted. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options in any of these jurisdictions. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS
The following are answers to some of the questions that you may have about this offer. You should read carefully this entire Offer to Exchange, the e-mail from JoAnn Covington, our General Counsel, dated May 13, 2016, and the election and withdrawal forms together with their associated instructions. This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Exchange and the other offer documents. We have included in this summary references to other sections in this Offer to Exchange to help you find more complete information with respect to these topics.

Q1.	What is the offer?

A1.
This offer is a voluntary opportunity for eligible option holders to exchange outstanding options that were granted on or before December 31, 2015 under the Plans and have an exercise price greater than or equal to $3.50 per share, for new options with an exercise price equal to the fair market value of our common stock on the new option grant date.

The following are some terms that are frequently used in this Offer to Exchange.

•	“2008 Plan” refers to our 2008 Equity Incentive Plan.

•	“2013 Plan” refers to our 2013 Equity Incentive Plan.

•
“Breakeven Calculator” refers to a tool prepared by SOS which allows you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options. The Breakeven Calculator is available on the offer website at the website address: https://rocketfuel.equitybenefits.com/. The Breakeven Calculator does not calculate the actual or future value of eligible options or new options, as the values generated by the tool depend on your estimate of the future value of our common stock and do not take into account all relevant factors that may affect the actual value of your eligible options or new options, such as taxes, vesting, etc. Further, the future value of our common stock is unknown, indeterminable and cannot be predicted. Note that the Breakeven Calculator is being provided to you solely for your convenience, for purposes of providing limited mathematical simulations of the potential value that could be received from exchanging your eligible options for the grant of the new options. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The Breakeven Calculator is only an aid and does not in any way change or supplement the terms of the offer, nor does it constitute a recommendation as to whether you should or should not participate in the offer.

•
“cancellation date” refers to the same U.S. calendar day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be June 10, 2016. If the expiration date is extended, then the cancellation date similarly will be delayed.

•	“CEO” refers to our Chief Executive Officer.

•	“common stock” refers to Rocket Fuel Inc. common stock.

•	“eligible option grant” refers to all of the eligible options issued by Rocket Fuel to an eligible option holder that is part of the same grant and subject to the same option agreement.

•
“eligible option holder” refers to an employee of Rocket Fuel or one of Rocket Fuel’s subsidiaries (but not including our CEO) as of the start of the offer, and who remains an employee of Rocket Fuel or any of its subsidiaries through the expiration of the offer and the expiration date. Our CEO, the non-employee members of our board of directors and our consultants are not eligible option holders and may not participate in the offer.

•
“eligible options” refers to options to purchase shares of Rocket Fuel common stock held by an eligible option holder that (i) were granted on or before December 31, 2015, (ii) were granted under the Plans, (iii) have an exercise price greater than or equal to $3.50 per share, and (iv) remain outstanding and unexercised as of the expiration date.

•	“eligible shares” refers to the shares of Rocket Fuel common stock that are subject to the eligible options.

•	“exchanged options” refers to all eligible options that an eligible option holder exchanges pursuant to this offer.

•	“executive officers” refers to those officers of Rocket Fuel listed on Schedule A to this Offer to Exchange.

•
“expiration date” refers to the date and time that this offer expires. We expect that the expiration date will be June 10, 2016, at 9:00 p.m., Pacific Time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•	“in-the-money option” refers to any eligible option with an exercise price per share that is less than the closing price of our common stock on the expiration date.

•
“new option grant date” refers to the date that is the next U.S. trading day of the Company’s common stock following the expiration date and the cancellation date. This is the date when new options will be granted. We expect that the new option grant date will be June 13, 2016. If the expiration date is extended, then the new option grant date similarly will be delayed.

•
“new options” refers to the new options issued pursuant to this offer that replace an eligible option holder’s exchanged options. New options granted in connection with this offer will be granted on the new option grant date pursuant to the 2013 Plan and subject to the terms and conditions of an option agreement between the option holder and the Company.

•	“offer” or “offering” refers to this offer to exchange certain outstanding options for a lesser number of new options with a new exercise price, subject to a new vesting schedule.

•
“offer period” or “offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on May 13, 2016, and we expect it to end at 9:00 p.m., Pacific Time, on June 10, 2016.

•	“Offer to Exchange” refers to this Offer to Exchange Certain Outstanding Options for New Options.

•	“options” refers to stock options to purchase shares of Rocket Fuel’s common stock.

•	“Plans” refers to our 2013 Plan and our 2008 Plan.

•	“SOS” refers to Stock & Option Solutions, a specialized provider of employee equity plan services that we have engaged to assist with the implementation of the offer.

Q2.	How do I participate in this offer?

A2.
You may elect to participate in two ways: (i) through the offer website (our preferred method), or (ii) by submitting your election form via U.S. mail (or other post) or Federal Express (or similar delivery service).

Elections by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website.
Electing Through the Offer Website:
1.    Access Rocket Fuel’s offer website by going to https://rocketfuel.equitybenefits.com/ and enter your login id and password. The first time you log into the offer website, you should use the log in instructions provided to you in a separate e-mail from stock@focketfuelinc.com, dated May 13, 2016.

2.
After logging into the offer website, review the information and proceed through to the “Make My Elections (Step 1 of 4)” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible option grants, the grant dates of your eligible option grants, the number of shares that will be vested for each of your eligible option grants as of June 10, 2016 (assuming your continued service through that date), the exercise price of your eligible option grants, the number of shares of common stock subject to your eligible option grants as of June 10, 2016 (assuming you have not exercised any portion of your eligible option grants and remain in service during the offering period), and the number of new options that would be issued to you in exchange for each eligible option grant.

You also can access the Breakeven Calculator from the “Make My Elections (Step 1 of 4)” page in the offer website, which will enable you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options.

3.
On the “Make My Elections (Step 1 of 4)” page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Select “Yes” to indicate you choose to exchange the eligible option grant in the offer and “No” if you do not want to exchange the eligible option grant in the offer (or if you wish to withdraw a prior election).

4.
Proceed through the offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of the offer, submit your election by selecting the “I AGREE” button.

5.
Upon submitting your election, an Election Confirmation will be generated by the offer website and you will receive a confirmatory e-mail. Please print and keep a copy of the Election Confirmation for your records.

Your election must be received by SOS through the website on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on June 10, 2016.
Electing via U.S. Mail or Federal Express (or Similar Delivery Service):
Although we encourage you to submit your election electronically via the offer website, if you are unable to do so or if you choose not to utilize the offer website acceptance process, you may submit your election by sending your acceptance by U.S. mail (or other post) or Federal Express (or similar delivery service) to the address provided below. You do not need to submit an election by mail or delivery service if you accept the offer via the offer website. YOU MAY NOT SUBMIT YOUR ELECTION VIA FACSIMILE, E-MAIL, VOICEMAIL, TEXT MESSAGE, HAND DELIVERY, INTEROFFICE MAIL OR ANY OTHER METHOD OTHER THAN BY U.S. MAIL (OR OTHER POST) OR FEDERAL EXPRESS (OR SIMILAR DELIVERY SERVICE). To send your election by U.S. mail (or other post) or Federal Express (or similar delivery service), you must do the following and Rocket Fuel must receive your election form on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be June 10, 2016:
1.     Properly complete and sign the attached election form.

2.	Deliver the completed and signed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 517-8837

General Information:
You should note that if you elect to exchange any eligible option grants in this offer, you must elect to exchange all eligible shares that are a part of the same eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of your eligible option grants without having to exchange all of your eligible option grants. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the grant information available on the offer website at the website address: https://rocketfuel.equitybenefits.com/, which lists your eligible option grants, the grant dates of your eligible option grants, the number of shares that will be vested for each of your eligible option grants as of June 10, 2016 (assuming your continued service through that date), the exercise price of your eligible option grants and the number of shares of common stock subject to your eligible option grants as of June 10, 2016 (assuming you have not exercised any portion of your eligible option grants and remain in service during the offering period). You also can access the Breakeven Calculator from the “Make

My Elections (Step 1 of 4)” page in the offer website, which will enable you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options.

You can access the personalized information regarding the eligible options you hold and the Breakeven Calculator through the offer website even if you decide to submit your election or withdrawal form to Rocket Fuel by U.S. mail (or other post) or Federal Express (or similar delivery service).
This is a one‑time offer, and we will strictly enforce the offering period, subject only to any extension that we may implement pursuant to the terms of the offer as set forth herein. We reserve the right to reject any election or tendered options that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered eligible options, except those that are in-the-money options, promptly after the expiration of this offer. (See Section 4)
We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.
The delivery of all documents, including elections and withdrawals, is at your risk. We intend to confirm the receipt of your election and/or any withdrawal within two (2) U.S. business days if your election or withdrawal was received by us via U.S. mail (or other post) or Federal Express (or similar delivery service). Please note that if you submit an election or withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) that is received by us within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent us from providing a confirmation by e-mail prior to the expiration of the offer. Confirmation statements for submissions through the offer website may be obtained by printing the “Election Confirmation” page after submitting your election or withdrawal; you should print and save a copy of the confirmation for your records. If you have not received a confirmation, it is your responsibility to confirm that SOS and/or Rocket Fuel received your election and/or any withdrawal. Only elections and withdrawals that are properly completed and actually received by SOS through the website and/or Rocket Fuel at the address above by the deadline will be accepted. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, e-mail, text message or facsimile, are not permitted. (See Section 4)

Q3.	How many new option shares will I receive for the eligible options that I exchange?

A3.	The number of new option shares covered by the new option you receive will depend on the exercise price of your exchanged option, as follows:

Per Share Exercise Price of Eligible Option	New Shares for Exchanged Shares
$3.50 - $5.99	One (1) new share for every one point twenty-five (1.25) exchanged shares.
$6.00 - $7.99	One (1) new share for every two (2) exchanged shares.
$8.00 - $10.99	One (1) new share for every two point twenty-five (2.25) exchanged shares.
$11.00 and higher	One (1) new share for every four (4) exchanged shares.
For purposes of applying the exchange ratios, fractional new option shares will be rounded down to the nearest whole share on a grant-by-grant basis. (See Section 2)
Please note: The exchange ratios apply to each of your eligible option grants separately. This means that the various eligible options you hold may be subject to different exchange ratios. (See Section 2)

Example
If you exchange an eligible option grant covering 1,125 shares with an exercise price of $6.50 per share, on the new option grant date you will receive a new option to purchase 562 shares. This is equal to the 1,125 shares divided by 2 (the exchange ratio for eligible options with an exercise price of $6.50) and rounded down to the nearest whole share.

Q4.	How did the Company determine the exchange ratio? Why isn’t the exchange ratio one-to-one?

A4.
We calculated the exchange ratios so that the new options have a fair value approximately equal to or less than the fair value of the options they replace. Option exchange programs, like this offer, can result in significant accounting consequences to a company if the options are exchanged on a one-to-one basis. Under the accounting rules, if the accounting value (referred to by the accountants as the “fair value”) of the new options granted in this offer is higher than the fair value of the exchanged options, the excess value must be recognized by the Company as an additional compensation expense. The structure of the offer will minimize the amount of compensation expense the Company will have to recognize as a result of the OfferIf we granted the same number of new options as the number of exchanged options, the Company would have to recognize significant additional compensation expense for the new options. (See Section 3 and Section 12)

Q5.	Who may participate in this offer?

A5.
You may participate in this offer if you are an employee of Rocket Fuel (or any subsidiary of Rocket Fuel) at the time of this offer and you continue to be employed by Rocket Fuel or any of its subsidiaries through the expiration date. However, you must remain employed through the new option grant date in order to receive new options under this offer. If your employment is terminated prior to the expiration date of the offer, you will keep your current eligible options and the options will vest and expire in accordance with their original terms. If your employment terminates after the expiration date of the offer but prior to the new option grant date, your exchanged options will be cancelled but you will not receive new options. Employees residing in the United States, Canada, France, Germany, Italy and the United Kingdom are the only employees of Rocket Fuel or its subsidiaries who hold eligible options. Our CEO, the non-employee members of our board of directors and our consultants may not participate in the offer. (See Section 1)

Q6.	Why is Rocket Fuel making this offer?

A6.
We are making this offer to restore the intended retention and incentive value of certain of our equity awards. We believe that this offer will help foster the retention of our valued employee option holders and better align the interests of our option holders and stockholders to promote long-term stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentives to employees of Rocket Fuel and its subsidiaries. Equity awards, including options, have been, and continue to be, a key part of our incentive compensation and retention program and are designed to motivate and reward employees’ efforts. We believe that in order to develop and market our offerings, we need to maintain competitive employee compensation and incentive programs. Due to a variety of factors, the market price of our common stock declined during 2014 and 2015. A significant number of employees who hold outstanding options hold options that have exercise prices that are substantially higher than the current market price for our common stock. Options with exercise prices that are higher than the current market price are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible option holders with the opportunity to receive new options that have a greater retention value because such new options are more likely to provide a long-term return than the options that are significantly underwater. (See Section 3)

Q7.	Which of my options are eligible for exchange?

A7.
If you are an eligible option holder, your eligible options are those options to purchase shares of common stock of Rocket Fuel that were granted on or before December 31, 2015, were granted under one of the Plans, have an exercise price greater than or equal to $3.50 per share, and remain outstanding and unexercised as of the expiration date, currently expected to be June 10, 2016. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the offer website at the website address: https://rocketfuel.equitybenefits.com/ which lists your eligible option grants, the grant dates of your eligible option grants, the number of shares that will be vested for each of your eligible option grants as of June 10, 2016 (assuming your continued service through that date), the exercise price of your eligible option grants and the number of shares of common stock subject to your eligible option grants (assuming you have not exercised any portion of your eligible option grants and remain in service during the offering period). You also can access the Breakeven Calculator from the Make My Elections (Step 1 of 4)” page in the offer website, which will enable you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options. (See Section 2 and Section 4)

Q8.	Why aren’t my options with an exercise price below $3.50 or granted after December 31, 2015 eligible for exchange?

A8.
As discussed in Question and Answer 6, we are making this offer to restore the intended retention and incentive value of certain of our equity awards. When it decided the terms of the offer, our Board considered the input of an independent compensation consultant, management and our accountants to structure the offer in a way that it believed best balanced both the interests of our stockholders and our need to retain and incentivize our employees.

Options with an exercise price below $3.50 or that were granted after December 31, 2015 are not significantly underwater and therefore are more likely to generate value to our employees over the long-term then the eligible options. As a result, we chose to exclude the options because we believe these options continue to provide retention and incentive value to our employees. (See Section 3)

Q9.	Are there circumstances under which I would not be granted new options even if I elect to participate in the offer?

A9.
Yes. If, for any reason, you no longer are an employee of Rocket Fuel or any of its subsidiaries on the new option grant date, you will not receive any new options. If your employment terminates prior to the expiration date of the offer, you will keep your current eligible options even if you have tendered them and those options will vest and expire in accordance with their original terms. If your employment terminates after the expiration date of the offer but prior to the new option grant date, your exchanged options will be cancelled and you will not receive new options. Except as provided by the employment laws of the jurisdiction in which you are employed or providing service and/or any employment or service agreement between you and Rocket Fuel (or any of its subsidiaries), your employment with Rocket Fuel (or any of its subsidiaries) will remain “at‑will” regardless of your participation in the offer and can be terminated by you or your employer at any time with or without cause or notice. (See Section 1)

We will not accept any exchanged options that are in-the-money options. Moreover, even if we accept your eligible options, we will not grant new options to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new options as a result of changes in the rules promulgated by the SEC or the NASDAQ Stock Market. We do not anticipate any such prohibitions at this time. (See Section 13)

In addition, if you hold an eligible option grant that expires after the commencement of the offer, but before the cancellation of eligible options under this offer, that particular option grant is not eligible for exchange. As a result, if you hold an eligible option grant that expires before the currently scheduled cancellation date or, if we extend the offer such that the cancellation date is a later date and you hold options that expire before the rescheduled cancellation date, those options will not be eligible for exchange and they will continue to be governed by their original terms. (See Section 15)

Q10.	Am I required to participate in this option exchange?

A10.	No. Participation in this offer is completely voluntary. (See Section 2)

Q11.	Can you make any exceptions to the basic offer terms for my options?

A11.
No. The Company has spent considerable time and expense deciding the terms of the offer, including eligibility, the exchange ratios and new option vesting schedules. We believe that the exchange program will, with these terms, allow us to realize real incentive and retention benefits from the new options issued. By making this offer, we intend to provide eligible option holders with the opportunity to receive new options that have a greater retention value because such new options are more likely to provide a long-term return than the options that are significantly underwater. Changing these terms of the offer would not be consistent with the purpose of the offer. (See Section 3)

Q12.	What resources are available to assist with my decision regarding whether or not to participate in this option exchange?

A12.	You should carefully review the information contained in this Offer to Exchange, including the country-specific tax disclosures and supplemental exhibits. (See Section 4)
In addition, to help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the offer website at the website address: https://rocketfuel.equitybenefits.com/ which lists your eligible option grants, the grant dates of your eligible option grants, the number of shares that will be vested for each of your eligible option grants as of June 10, 2016 (assuming your continued service through that date), the exercise price of your eligible option grants and the number of shares of common stock subject to your eligible option grants as of June 10, 2016 (assuming you have not exercised any portion of your eligible option grants and remain in service during the offering period). (See Section 4)

In addition, the offer website also contains a tool prepared by SOS which allows you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options. The Breakeven Calculator is available on the offer website at the website address: https://rocketfuel.equitybenefits.com/. You can access the personalized information regarding the eligible options you hold and the Breakeven Calculator through the offer website even if you decide to submit your election or withdrawal form to Rocket Fuel by U.S. mail (or other post) or Federal Express (or similar delivery service).
Note that the Breakeven Calculator does not calculate the actual or future value of eligible options or new options, as the values generated by the tool depend on your estimate of the future value of our common stock and do not take into account all relevant factors that may affect the actual value of your eligible options or new options, such as taxes, vesting, etc. Further, the future value of our common stock is unknown, indeterminable and cannot be predicted. The Breakeven Calculator is being provided to you solely for your convenience, for purposes of providing limited mathematical simulations of the potential value that could be received from exchanging your eligible options for the grant of the new options. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The Breakeven Calculator is only an aid and does not in any way change or supplement the terms of the offer, nor does it constitute a recommendation as to whether you should or should not participate in the offer. (See Section 4)

Q13.	When will my new options vest and be exercisable?

A13.
Your new options will be scheduled to vest according to the vesting schedule below, subject to you continuing to be an employee or other service provider of Rocket Fuel or any of its subsidiaries through each relevant vesting date and subject to the following:

•	None of the new options will be vested on the new option grant date.

•	The new options will vest each month on the same day of the month as the new option grant date.
The vesting schedule of the new options will be as follows:

•
1/36 of the shares subject to the new options will vest on the date that is one (1) month following the new option grant date, and 1/36 of the shares subject to the new options will vest each month thereafter, on the same day of the month as the new option grant date, such that all of the shares subject to the new options will have vested on the third anniversary of the new option grant date.

In addition, if an exchanged option is subject to an offer letter, employment agreement, management retention agreement or other agreement with the Company providing for acceleration of vesting of the option in certain circumstances (such as in connection with a qualifying termination), the new option granted in exchange also will be subject to the same provisions.
We expect the new option grant date will be June 13, 2016. Vesting of your new options is subject to the following conditions:

•
Vesting on any given vesting date is subject to your continued employment or other service with Rocket Fuel or any of its subsidiaries through that vesting date. If your employment or other service with Rocket Fuel or any of its subsidiaries terminates before your new options vest, any unvested portion of your new options will expire immediately upon your termination. (See Section 1)

•
We will make minor modifications to the vesting schedule of any new options to eliminate fractional vesting (such that a whole number of new shares will vest on each vesting date). As a result, subject to your continued service with Rocket Fuel or any of its subsidiaries through each relevant vesting date, (i) the number of shares that vest on each vesting date will be rounded down to the nearest whole number of shares that will vest on each vesting date and (ii) fractional shares, if any, will be accumulated until the vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, with any fractional shares remaining thereafter accumulated. (See Section 9)

Example
Assume that an eligible option holder elects to exchange an eligible option grant covering 1,550 shares with an exercise price of $4.00 per share. Assume that on June 10, 2016 (the expected expiration date of the offer), the eligible option holder surrenders the eligible options and, in accordance with the exchange ratios listed above, receives 1,240 new options on June 13, 2016. Subject to the eligible option holder continuing to be employed by or provide other service to Rocket Fuel or any of its subsidiaries through each such relevant date, the vesting schedule of the new options will be as follows:

•	0 shares will be vested as of June 13, 2016

•	34 shares (or approximately 1/36th of the new options) will be scheduled to vest on July 13, 2016, the date that is one (1) month following the new option grant date.

•	34 shares (or approximately 1/36th of the new options) will be scheduled to vest on August 13, 2016, the date that is two (2) months following the new option grant date.

•	35 shares (or approximately 1/36th of the new options) will be scheduled to vest on September 13, 2016, the date that is three (3) months following the new option grant date.

•	The remaining shares will be scheduled to vest in approximately equal monthly installments over the next thirty-three (33) months.

Q14.	Why are my new options subject to a new vesting schedule?

A14.
In making this offer, we intend to provide eligible option holders with the opportunity to receive new options that have a greater retention value because such new options are more likely to provide a long-term return than the options that are significantly underwater. It is also important to the Company that we retain our valuable employees and we believe that the new vesting schedule will incentivize our employees to stay with the Company. (See Section 3)

Q15.	What will be the exercise price of my new options?

A15.	The exercise price per share of all new options will be equal to the closing sales price of our common stock as quoted by the NASDAQ Global Select Market on the new option grant date. (See Section 9)

Q16.	If I participate in this offer, do I have to exchange all of my eligible option grants?

A16.
No.  You may pick and choose which of your eligible option grants you wish to exchange. However, if you decide to participate in this offer and exchange an eligible option grant, you must elect to exchange all shares subject to such eligible option grant. You should note that we are not accepting partial tenders of eligible option grants (See Question and Answer 17) except that you may elect to exchange the entire remaining portion of an eligible option grant that you have exercised partially. You otherwise may not elect to exchange only some of the shares covered by any particular eligible option grant. (See Section 2)

Q17.	What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A17.
Unless otherwise required by applicable non-U.S. law, if you are an employee with an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage), and a person who is not an employee of Rocket Fuel or one of its subsidiaries beneficially owns a portion of that eligible option grant, you may accept this offer with respect to the entire remaining outstanding portion of the eligible option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As described in Question and Answer 16, we are not accepting partial tenders of eligible option grants. Therefore, you may not accept this offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else, or vice versa. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider carefully whether to make an election to exchange any eligible option grant that is not completely beneficially owned by you.

For example, if you are an eligible employee and you hold an eligible option grant covering 3,000 shares that is subject to a domestic relations order, 1,000 of which are beneficially owned by your former spouse, and you have exercised 600 of the remaining 2,000 shares not beneficially owned by your former spouse, then you may elect to exchange the 2,400 shares that remain outstanding subject to the eligible option grant, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2)

Q18.	When will I receive the new options?

A18.
We will grant the new options on the new option grant date. The new option grant date will be the next U.S. trading day of the Company’s common stock following the cancellation date. We expect the new option grant date will be June 13, 2016. If the expiration date is extended, the new option grant date similarly will be delayed. You will receive your new option agreement as soon as reasonably practical after the expiration of the offer. You may exercise the new options for shares of our common stock when and if your new option award vests. (See Section 6)

Q19.	When will my exchanged options be cancelled?

A19.
Your exchanged options will be cancelled following the expiration of the offer but on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be June 10, 2016, unless the offer period is extended. (See Section 6)

Q20.	Once I surrender my exchanged options, is there anything I must do to receive the new options?

A20.
The only thing you must do is remain an employee of the Company (or any of its subsidiaries) through the new option grant date. Once your exchanged options have been cancelled, there is nothing that you must do to receive your new options, except that if your employment with Rocket Fuel (and its subsidiaries) terminates after the expiration date but before the new option grant date, you will not receive any new options. If you remain an employee of the Company (or any of its subsidiaries) through the new option grant date, your new options will be granted to you on the next U.S. trading day of the Company’s common stock following the date that the exchanged options are cancelled. We expect that the new option grant date will be June 13, 2016. In order for your new options to vest, you will need to remain an employee or other service provider of Rocket Fuel (or any of its subsidiaries) through the applicable vesting date, as described in Question and Answer 13. If your employment terminates prior to the expiration date of the offer, you will keep your current eligible options, which will vest and expire in accordance with their original terms. (See Section 1)

Q21.	Can I exchange Rocket Fuel common stock that I acquired upon a prior exercise of Rocket Fuel options?

A21.	No. This offer relates only to certain outstanding options to purchase shares of Rocket Fuel common stock. You may not exchange shares of Rocket Fuel common stock in this offer. (See Section 2)

Q22.	Will I be required to give up all of my rights under the exchanged options?

A22.
Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled and you no longer will have any rights under those options. We intend to cancel all exchanged options following the expiration of the offer but on the same U.S. calendar day as the expiration date, which we expect will be June 10, 2016. No in-the-money options will be accepted for exchange in the offer. (See Section 6)

Q23.	Will the terms and conditions of my new options be the same as my exchanged options?

A23.
No. The terms and conditions of your new options will be different from your exchanged options. Your new options will have a different exercise price as described in Question and Answer 15. Your new options will be granted under the 2013 Plan and will be subject to an option agreement. Our form of option agreement is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at:

http://www.sec.gov/cgi-bin/browse-edgar?company=rocket+fuel&owner=exclude&action=getcompany.

See Section 9 for more details on the terms and conditions of your new options.
Your new options will have a seven (7) year term from the new option grant date.
Further, the vesting schedule of your new options will be different from the vesting schedule of your exchanged options. (See Section 9)
As discussed in Question and Answer 27, all of your new stock options will continue to be nonstatutory stock options. (See Section 9)

Q24.	What happens to my options if I choose not to participate or if my options are not accepted for exchange?

A24.
If you choose not to participate or your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their original terms, (b) retain their current exercise price, (c) retain their current vesting schedule and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (See Section 6)

Q25.	How does Rocket Fuel determine whether an option has been properly tendered for exchange pursuant to this offer?

A25.
We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options for exchange. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction, which will be the courts of San Mateo County, California or the federal courts for the United States for the Northern District of California. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. The offer will be governed by the laws of the State of California. We reserve the right to reject any election or any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will not accept any in-the-money options. We will accept all properly tendered eligible options that are not validly withdrawn, other than in-the-money options, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election, and we will not incur any liability for failure to give any notice. (See Section 4)

Q26.	Will I have to pay taxes if I participate in the offer?

A26.
If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the new option grant date. However, you normally will have taxable income when you exercise your new options. Rocket Fuel will also typically have a tax withholding obligation at the time of exercise. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your option agreement. You also may have taxable capital gain when you sell the shares underlying the new options. Please see Section 14 for a reminder of the general tax consequences associated with your eligible options and your new options.

If you participate in the offer and are an employee residing in Canada, France, Germany, Italy or the United Kingdom (the only countries outside of the United States where employees hold eligible options), please refer to Schedules C - G of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.
You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax and social insurance consequences that may apply to you.

Q27.	Will my new options remain nonstatutory stock options?

A27.	Yes. Your new stock options will remain nonstatutory stock options. (See Section 9)
You should consult with your tax advisor to discuss the personal consequences to you of nonstatutory stock options.

Q28.	What if Rocket Fuel is acquired by another company?

A28.
Although we currently are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any eligible option grants that you tendered for exchange and your options will be treated in accordance with the original applicable Plan and original relevant option agreement. Further, if Rocket Fuel is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your original option agreement and you will receive no new options in exchange for them. If Rocket Fuel is acquired prior to the expiration of the offer but does not withdraw the offer, we will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the purchase price or number of shares that will be subject to the new options. Under such circumstances, the type of security, the exercise price and the number of shares covered by your new options would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options covering more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new options if no acquisition had occurred.
If we are acquired by or merge with another company, your exchanged options might be worth more than the new options that you receive in exchange for them.
A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price. Depending on the structure and terms of this type of transaction, eligible option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock that may result from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options. (See “Risks relating to this offer” in the “Risks of Participating in the Offer” section of this Offer to Exchange)
Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of the employees of Rocket Fuel or its subsidiaries before the completion of this offer. Termination of your employment for this or any other reason before the expiration date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options.

If we are acquired after your tendered options have been accepted, cancelled, and exchanged for new options, your new options will be treated in the acquisition transaction in accordance with the terms of the transaction agreement and/or the terms of the 2013 Plan and your new option agreement. (See Section 9)

Q29.	Will I receive an option agreement for the new options?

A29.
Yes. All new options will be subject to an option agreement between you and Rocket Fuel, as well as to the terms and conditions of the 2013 Plan. Our form of option agreement under the 2013 Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed with the SEC. In addition, a copy of the 2013 Plan and the form of the option agreement under the 2013 Plan are available on the SEC website at:

http://www.sec.gov/cgi-bin/browse-edgar?company=rocket+fuel&owner=exclude&action=getcompany.
(See Section 9)

Q30.	Are there any conditions to this offer?

A30.
Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may do so at our discretion. (See Sections 2 and 7)

Q31.	If you extend or change the offer, how will you notify me?

A31.
If we extend or change this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Sections 2 and 16)

Q32.	Can I change my mind and withdraw from this offer?

A32.
Yes. You may change your mind after you have submitted an election and withdraw some or all of your elected eligible option grants from the offer at any time, except that any such withdrawals must be received by SOS through the website or Rocket Fuel via mail or delivery service on or before 9:00 p.m., Pacific Time, on the expiration date (expected to be June 10, 2016). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal we receive on or before the expiration date. The exception to this rule is that if we have not accepted your properly tendered awards by 9:00 p.m., Pacific Time, on July 11, 2016, you may withdraw your options at any time thereafter. (See Section 5)

Q33.	Can I change my mind about which options I want to exchange?

A33.
Yes. You may change your mind after you have submitted an election and change the eligible option grants you elect to exchange at any time on or before the expiration date by making such election on the offer website at https://rocketfuel.equitybenefits.com/ (our preferred method), or completing and submitting a new election form to add additional eligible options or a withdrawal form to withdraw eligible options, in each case via U.S. mail (or other post) or Federal Express (or similar delivery service) to the address indicated in Question and Answer 2. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible option grants, fewer eligible option grants, all of your eligible option grants or none of your eligible option grants. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal we receive on or before the expiration date. Please be sure that any completed and new election form you submit includes all the eligible option grants with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal. (See Section 4)

Q34.	How do I withdraw my election?

A34.
To withdraw some or all of the eligible option grants that you previously elected to exchange, you must deliver a valid withdrawal for some or all of the eligible option grants you wish to withdraw from the offer while you still have the right to withdraw the eligible option grants. You may withdraw your eligible option grants in two ways: (i) through the offer website (our preferred method), or (ii) by submitting your withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service). Any withdrawals must be received by SOS through the website or Rocket Fuel via mail or delivery service on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be June 10, 2016. (See Section 5)

Withdrawals by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website.

Withdrawal Through the Offer Website:

1.
Access Rocket Fuel’s offer website by going to https://rocketfuel.equitybenefits.com/ and enter your login id and password. The first time you log into the offer website, you should use the log in instructions provided to you in a separate e-mail from stock@rocketfuelinc.com, dated May 13, 2016.

2.
After logging into the offer website, review the information and proceed through to the “Make My Elections (Step 1 of 4)” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible option grants, the grant dates of your eligible option grants, the number of shares that will be vested for each of your eligible option grants as of June 10, 2016 (assuming your continued service through that date), the exercise price of your eligible option grants, the number of shares of common stock subject to your eligible option grants as of June 10, 2016 (assuming you have not exercised any portion of your eligible option grants and remain in service during the offering period), and the number of new options that would be issued in exchange for each eligible option grant. Additionally, the offer website will indicate the selections you previously made with respect to eligible option grants you want to exchange pursuant to the offer. You also can access the Breakeven Calculator from the “Make My Elections (Step 1 of 4)” page in the offer website, which will enable you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options.

3.
On the “Make My Elections (Step 1 of 4)” page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Select “Yes” to indicate you choose to exchange the eligible option grant in the offer and “No” if you do not want to exchange the eligible option grant in the offer. If you had previously chosen to exchange an eligible option grant in the offer, and no longer wish to exchange this eligible option grant, change your election next to the eligible option grant to “No.”

4.
Proceed through the offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of the offer, submit your election by selecting the “I AGREE” button.

5.
Upon submitting your election, an Election Confirmation will be generated by the offer website and you will receive a confirmatory e-mail. Please print and keep a copy of the Election Confirmation for your records.

Withdrawing via U.S. Mail or Federal Express (or Similar Delivery Service):
Although we encourage you to submit your withdrawal electronically via the offer website, if you are unable to do so or if you choose not to utilize the offer website withdrawal process, you may submit your withdrawal by sending your withdrawal form by U.S. mail (or other post) or Federal Express (or similar delivery service) to the address provided below. You do not need to submit a withdrawal by mail or delivery service if you withdraw from the offer via the offer website. YOU MAY NOT SUBMIT YOUR WITHDRAWAL VIA FACSIMILE, E-MAIL, VOICEMAIL, TEXT MESSAGE, HAND DELIVERY, INTEROFFICE MAIL OR ANY OTHER METHOD OTHER THAN BY U.S. MAIL (OR OTHER POST) OR FEDERAL EXPRESS (OR SIMILAR DELIVERY SERVICE). To send your withdrawal by U.S. mail (or other post) or Federal Express (or similar delivery service), you must do the following and Rocket Fuel must receive your withdrawal form on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be June 10, 2016:
1.     Properly complete and sign the attached withdrawal form.

2.	Deliver the completed and signed withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 517-8837

You can access the personalized information regarding the eligible options you hold and the Breakeven Calculator through the offer website even if you decide to submit your election or withdrawal form to Rocket Fuel by U.S. mail (or other post) or Federal Express (or similar delivery service).
(See Section 5)

Q35.	What if I withdraw my election and then decide again that I want to participate in this offer?

A35.
If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new, properly completed election via the offer website

(our preferred method) after the date and time of your withdrawal or by delivering a new properly completed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) on or before the expiration date that is signed and dated after the date and time of your withdrawal. Any new election form you submit must include all of the eligible option grants with respect to which you want to accept this offer. (See Question and Answer 2 and Section 5)

Q36.	Are you making any recommendation as to whether I should exchange my eligible options?

A36.
No.  We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many eligible option holders. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 20 for information regarding some of these risks), and there is no guarantee that you will receive greater value from your new options than from the eligible options you tendered for exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial advisor. (See Section 3)

Q37.	Who can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

A37.
We will not be holding any employee meetings to discuss the offer. You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
Phone: (650) 517-8837
E-mail: exchange@rocketfuelinc.com

(See Section 10)

RISKS OF PARTICIPATING IN THE OFFER
Participating in this offer involves a number of risks and uncertainties, including those described below. The risks described below and under the heading entitled “Risk Factors” in our Quarterly Report on Form 10‑Q for the quarterly period ended March 31, 2016 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which are filed with the SEC and incorporated herein by reference, highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences, and Schedules C through G discussing the tax and other legal consequences for employees outside the U.S., as well as the rest of this Offer to Exchange for a more in‑depth discussion of the risks that may apply to you before deciding to participate in this offer.
In addition, this Offer to Exchange and our SEC reports referred to above include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act..” The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” "predict," “intend,” “could,” "should," “would,” “project,” “plan,” “expect,” “seek,” “foresee,” “forecast,” or the negative of these words, and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

•	expectations for financial performance in 2016, including revenue and the levels of operating expenses in the areas of research and development, sales and marketing and general and administrative;

•	expected restructuring costs in 2016;

•	the usefulness of non-GAAP financial measures for understanding and evaluating our operating results;

•	the anticipated impact of the growth rates in the real-time advertising exchange market and digital advertising on our future performance;

•	our belief that our programmatic marketing platform can enhance digital media buying across any programmatic inventory;

•	our goal of gaining a larger share of current customers' budgets and attracting new high-value customers;

•	the expected impact on our growth and profitability of focusing on our top 50 and top 250 customers;

•	the expected increase in demand for programmatic brand advertising;

•	our plans to reduce capital expenditures for property and equipment in 2016 compared to 2015, including our intention to finance data center hardware through capital leasing facilities;

•
the impact that our sales strategies and our product mix between our Media Services (i.e. our programmatic marketing platform as a managed service, which we operate on behalf of our customers) and Platform Solutions (i.e. our programmatic marketing platform as a technology solution our customers acquire and operate themselves, or acquire and obtain supporting services from us) will have on media and other costs of revenue;

•	the impact of working capital requirements on our goal of growing our business;

•	the expected impact of seasonality on our operating results;

•	our expectation that, as our foreign revenues and expenses increase, our operating results may be more affected by fluctuations in the exchange rates of the currencies in which we do business;

•	our expectation that, subject to achieving our operating plan for 2016, existing cash and cash equivalents will be sufficient to meet our business requirements for at least the next 12 months; and

•	our intention to vigorously defend against pending securities lawsuits.
These forward-looking statements are subject to certain risks and uncertainties, including those set forth in this section and other factors discussed elsewhere in this Offer to Exchange. You should carefully consider these risks, in addition to the other information in this Offer to Exchange and in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward‑looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with this offer.

The following discussion should be read in conjunction with the summary financial information attached as Schedule B and incorporated herein by reference, as well as our financial statements and notes to our financial statements included on our most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and amendments to those reports filed with the SEC. We caution you not to place undue reliance on the forward-looking statements contained in this offer, which speak only as of the date hereof. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Risks relating to this offer

If the price of our common stock increases after the date on which your exchanged options are cancelled, your cancelled options might have been worth more than the new options that you receive in exchange for them.
Because the exchange ratio of this offer is not one-for-one with respect to any options, it is possible that, at some point in the future, your exchanged options would have been economically more valuable than the new options granted pursuant to this offer. For example, if you exchange an eligible option grant for 1,000 shares with an exercise price of $12.00, you would receive 250 new options. Assume, for illustrative purposes only, that the exercise price of your new options is $3.00 per share and the price of our common stock increases to $16.00 per share. Under this example, if you had kept your exchanged options and sold them at $16.00 per share, you would have realized pre-tax gain of $4,000, but if you exchanged your options, and exercised and immediately sold the shares subject to the new options, you would realize only a pre-tax gain of $3,250.
If we are acquired by or merge with another company, your exchanged options might be worth more than the new options that you receive in exchange for them.
A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, eligible option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible option holders who did not participate in this offer and retained their original options.
Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment or service with us terminates before your new options vest, you will not receive any value from your new options.

If you participate in the offer, but your employment terminates after the expiration date but before the new option grant date, your exchanged options will be cancelled and you will not receive any new options.
To receive a grant of new options, you must remain an employee of Rocket Fuel (or any of its subsidiaries) through the new option grant date, which will be next U.S. trading day of Rocket Fuel common stock following the expiration date and the cancellation date. If you do not remain an employee of Rocket Fuel (or any of its subsidiaries) through the new option grant date, you will not receive a new grant of stock options following the cancellation of your tendered eligible options.
Your new options will be entirely unvested as of the new option grant date and will vest over a prescribed time period. You may not exercise the new options until they vest and such vesting requires that you remain in the employment or service of Rocket Fuel (or any of its subsidiaries). If your employment or service with Rocket Fuel (or any of its subsidiaries) terminates for any or no reason, your unvested new options will expire.
New options granted to you will be unvested as of the new option grant date and subject to a new vesting schedule. This is true even if your exchanged options are vested. Vesting requires the passage of time and that your employment or service with Rocket Fuel (or its subsidiaries) continues through each vesting date. If you do not remain an employee or other service provider with Rocket Fuel (or its subsidiaries) through the date your new options vest, you will not have the right to purchase the shares subject to those new options. Instead, your unvested new options generally will expire immediately upon your termination.
The exercise price per share of the new options granted to you in the offer could be greater than the exercise price per share of the exchanged options.
The exercise price per share of the new options granted to you, which will be equal to the closing sale price of our common stock as quoted by the NASDAQ Global Select Market on the new option grant date, will not be determined until such date. Accordingly, you will not be able to determine the exercise price of your new options at the time you tender your eligible options for exchange. The price of our common stock is volatile and our shares have traded at a per share price ranging between $2.61 and $4.10 during the three (3) months ended March 31, 2016. On May 9, 2016, the closing sale price of our common stock was $2.66 per share. The exercise price per share of your new options may be higher than the exercise price per share of the eligible options that you tender for exchange.
Note that you should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to participate in the offer.
The new options could become underwater after they are granted.
The new options will have an exercise price per share equal to the closing sale price of our common stock as quoted by the NASDAQ Global Select Market on the new option grant date. If the trading price of our common stock decreases after the new option grant date, the exercise price of your new options will be greater than the trading price of our common stock, and you will not be able to realize any gain from the exercise of your new options. The trading price of our common stock has been volatile and there can be no assurances regarding the future price of our common stock or that the trading price of our common stock will increase after the new option grant date.
Risks relating to tax effects
If you are a U.S. taxpayer, you and the Company may be subject to certain tax obligations when you exercise your new options and you may also be subject to certain tax obligations when you sell the shares underlying your new options.
If you participate in the offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and on the new option grant date. However, you generally will have taxable ordinary income when you exercise your new options, at which time Rocket Fuel also will have a tax withholding obligation. We will satisfy all tax withholding obligations in the manner specified in your new option agreement. You also may have taxable capital gains when you sell the shares underlying the new options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options.
Please note that, depending on where you live, state income taxes also may apply to you and Rocket Fuel may have tax withholding obligations with respect to such taxes. You should be certain to consult your own tax advisor to discuss these consequences.
If you are a tax resident of multiple countries, there may be tax and/or social security consequences of more than one country that apply to you.
If you are subject to the tax laws in more than one jurisdiction, you should be aware that there might be tax and/or social security consequences of more than one country that may apply to you. You should be certain to consult your own tax advisor to discuss these consequences.
If you are a tax resident of Canada, France, Germany, Italy and/or the United Kingdom, you may be subject to additional tax and/or social insurance consequences as a result of your participation in this offer. If you are subject to non-U.S. tax laws, you should be aware that there might be tax and/or social insurance consequences that may apply to you resulting from your participation in the offer. Employees residing in Canada, France, Germany, Italy and the United Kingdom (the only countries outside of the United States where employees hold eligible options) should carefully review Schedules C - G of this Offer to Exchange to determine whether participation in the offer could trigger any negative income tax, social insurance or other tax or legal consequences.
Risks relating to our business and industry
Our limited operating history makes it difficult to evaluate our business and prospects.
We were incorporated in 2008 and, as a result, have only a limited operating history upon which our business and future prospects may be evaluated. Although we have experienced substantial revenue growth in our limited history, our rate of revenue growth has been declining since the third quarter of 2013. We may not be able to slow or reverse this decline in revenue growth rate, and we may not be able to maintain our current revenue levels. We have encountered and will continue to encounter risks and difficulties frequently experienced by companies in rapidly developing and changing industries, including challenges related to recruiting, integrating and retaining qualified employees; making effective use of our limited resources; achieving market acceptance of our existing and future offerings; competing against companies with greater financial and technical resources; acquiring and retaining advertisers and advertising agency customers; and developing new offerings, either internally or through acquisitions.
As a company in a rapidly evolving industry, our business prospects depend in large part on our ability to:

•	develop, offer, sell and provide effective service and support for competitive technology platforms and offerings that meet our advertisers’ and their agencies’ needs as they change;

•	build a reputation for superior solutions and create trust and long-term relationships with advertisers and advertising agencies;

•	partner with advertising agencies to offer solutions to their customers;

•	attract, hire, integrate and retain qualified and motivated employees;

•
expand our expertise in technologies required for our offerings, such as our self-service Data Side Platform, or our “DSP,” and our Data Management Platform, or “DMP,” enterprise solutions, that involve developing solutions for use directly by customers, including user interface development, user documentation and ongoing customer support and maintenance;

•	effectively execute on cost-cutting and other operating efficiency initiatives in order to create more leverage in our business;

•	distinguish ourselves from competitors in our industry while at the same time working with those competitors that also offer advertising inventory for our acquisition and placement;

•	maintain and expand our relationships with the sources of quality inventory through which we execute our customers’ advertising campaigns, including but not limited to Facebook inventory;

•	respond to evolving industry standards, government regulations and customer requirements that impact our business, particularly in the areas of data collection and consumer privacy;

•	prevent or otherwise mitigate failures or breaches of security or privacy; and

•	expand our business internationally.
If we are unable to meet one or more of these objectives or otherwise adequately address the risks and difficulties that we face, our business may suffer, our revenue may decline and we may not be able to achieve further growth or long-term positive profitability or cash flow.
We may experience fluctuations in our operating results, which make our future results difficult to predict and could cause our operating results or future guidance that we issue to fall below our expectations or those of investors or analysts.
Our quarterly and annual operating results have fluctuated in the past. Similarly, we expect our future operating results to fluctuate for the foreseeable future due to a variety of factors, many of which are beyond our control. We have only a few longer term contracts, and we book, bill and recognize a substantial portion of our revenue on a month-to-month basis; both factors make our business less predictable. Our fluctuating results have in the past and could in the future cause our performance to fall below the expectations of investors and securities analysts, and adversely affect the price of our common stock. Because our business is changing and evolving rapidly, our historical operating results may not be useful for predicting our future operating results. Factors that may increase the volatility of our operating results include the following:

•	the addition or loss of customers;

•	changes in demand and pricing for our solutions;

•	the seasonal nature of our customers’ spending on digital advertising campaigns;

•	changes in our pricing policies or the pricing policies of our competitors;

•	the pricing of advertising inventory or of other third-party services that we require;

•	the introduction of new technologies, product or service offerings by our competitors;

•	changes in our customers’ advertising budget allocations, agency affiliations, or marketing strategies, which could affect their interest in our solutions;

•	changes and uncertainty in the regulatory environment for us or our customers;

•
changes in the economic prospects of our customers or the economy generally, which could alter current or prospective customers’ spending priorities, or could increase the time or costs required to complete sales to customers;

•	changes in the availability of advertising inventory through real-time advertising exchanges, or in the cost to reach end consumers through digital advertising;

•
fluctuations in our non-GAAP net revenue, which varies based on our pricing and on our costs for the purchase of advertising (non-GAAP net revenue is a non-GAAP measure; please see Part I, Item 2, titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Non-GAAP Measures,” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, for an explanation of this measure and a reconciliation to the most comparable GAAP measure and please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements);

•	the rate of our investment in people and related infrastructure;

•	the extent to which we expand operations outside of North America;

•	changes in our capital expenditures and/or lease obligations as we acquire the computer hardware, equipment, facilities and other assets required to support our business; and

•
the cost and potential outcomes of existing and future litigation, including, without limitation, the purported stockholder class action and stockholder derivative lawsuits described under “Risks Related to the Securities Markets and Ownership of our Common Stock—The price of our common stock has been volatile and the value of our common stock has declined substantially since our IPO” included in Part II, Item 1A, titled “Risk Factors,” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings.

We have a history of losses and may not achieve or sustain profitability in the future.
We incurred net losses of $210.5 million, $64.3 million and $20.9 million for the years ended December 31, 2015, 2014 and 2013, respectively, and a net loss of $20.8 million for the three months ended March 31, 2016. As of March 31, 2016, we had an accumulated deficit of $340.1 million. We may not achieve profitability in the foreseeable future, if at all. For example, in 2015 our operating expenses increased more rapidly than our revenue primarily due to non-cash goodwill impairment and amortization and depreciation charges, as well as restructuring expenses related to our reduction in force in April 2015 and corresponding adjustments to physical facilities. Our operating expenses are largely based on personnel and facilities, and are relatively fixed in the short term. Hence, our operating expenses increased more rapidly than our revenue in 2014, primarily due to a shortfall in our revenue compared to our forecasts combined with substantial continued investments we were making in our business, including an 81% increase in our headcount during 2014, and due to leases and tenant improvements at our growing number of office locations.
We now sell Platform Solutions in addition to Media Services. Some of these sales may result in the deferral of platform revenues over the term of the subscription. However, our sales costs, including commissions on such sales, will generally be incurred up front, which could result in additional losses as we ramp this business, even though the aggregate revenues from such activities exceed the associated aggregate costs of acquiring and providing such services over the full course of the term.
In order to achieve sustained profitability and positive cash flow, we must change our operational infrastructure and practices. For example, we must manage our expenses to create operating leverage and manage our financial and capital resources more effectively. If we fail to implement the necessary changes to our operations on a timely basis, or if we are unable to implement them effectively or at all, our business may suffer. Our bank covenants require us to improve our bank-defined EBITDA (as defined in Note 6 of the notes to our unaudited Condensed Consolidated Financial Statements included in Part I, Item 1, of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016) results materially over the course of fiscal year 2016. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements. If we fail to achieve such improvements, the banks could revoke our loans. Any future losses will continue to impair our liquidity, which could ultimately cause us to become insolvent. Furthermore, our goal to grow our business will require either that we improve our working capital management, by better aligning the time it takes to collect on customer invoices with our vendor payment terms, which are typically shorter, or obtain additional capital to support this working capital requirement. We cannot provide assurance that we will be successful in addressing these and other challenges we may face in the future.
We have experienced a slowing rate of revenue growth since the third quarter of 2013. During the third quarter of 2015, revenue declined compared to the second quarter of 2015; during the fourth quarter of 2015, revenue declined compared to the fourth quarter of 2014; and during the first quarter of 2016, revenue was essentially flat compared to the first quarter of 2015. Our revenue growth will continue to suffer if we do not improve our capabilities to attract key former and potential customers, retain our customers and sell more solutions to these customers.
In the short term, we expect our revenue growth to continue to be impacted as we continue building our enterprise sales capabilities and as we continue to hire new sales personnel, including senior sales leaders, who require time to become productive. To sustain or increase our revenue longer-term, we must add and retain new customers and encourage longer-term customers to purchase additional offerings from us, including our newer enterprise solutions. As the digital advertising industry matures and as competitors introduce lower cost or differentiated products or services that compete with or are perceived to compete with ours, our ability to sell our solutions to new and existing advertisers based on our offerings, pricing, technology platform and functionality has been and could continue to be challenged. Some advertisers that are repeat users of our Media Services have increased their spending over time. Conversely, some advertisers that are newer to our solution tend to spend less than, and may not return at all, or as frequently as, advertisers that have used our solution for longer periods of time. With long-time advertisers, we may reach a point of saturation at which it is challenging to continue to grow our revenue from those advertisers because of their unfamiliarity with the breadth of our product suite, as well as factors beyond our control such as internal limits that advertisers or their agencies may place on the allocation of their advertising budgets to digital media, to particular campaigns, to a particular provider, or for other reasons not known to us. Since 2014, we have been experiencing fluctuations in average customer spend, as well as the loss of, or decline in spend by, some of our larger customers. If we are unable to reverse this trend, continue to attract more new customers and obtain additional business from existing customers, our revenue and operating results will continue to be adversely affected.
Our ability to slow or reverse this declining rate of revenue growth will depend in part upon the successful introduction of new offerings (including our ability to cross-sell our full suite of offerings). We operate in a highly competitive market, and there can be no assurance that these new offerings will gain significant levels of market acceptance. In particular, the market for our enterprise solutions is relatively new. Advertisers may be reluctant to make significant investments in these solutions. The sales cycle for enterprise solutions can be long and unpredictable and require considerable time and expense. Even if we generate a sale, we incur upfront costs associated with onboarding advertisers to our enterprise platforms, which can be a complex process as we must support a wide range of customer data formats and capabilities, and integrate with a wide range of applications and technology and process infrastructures. We may not recoup our investment if we do not maintain the advertiser relationship over time.
We compete for allocation of advertising budgets with agencies that may prefer to allocate their clients’ advertising spend to their own internal agency trading desks or other solutions, reducing our ability to grow or retain revenue from customers represented by agencies even if our solutions are more effective.
Among our principal competitors for our solutions are advertising agencies that operate agency trading desks, either directly or through affiliates. Customers often rely on agencies to direct and allocate their advertising spend for advertising in digital media among various providers. We rely predominately on advertising agencies to purchase our solution on behalf of advertisers, and certain of those agencies or agency holding companies have, or are creating competitive solutions, referred to as agency trading desks. If these agency trading desks are successful in leveraging their relationships with the advertisers, we may be unable to compete for advertisers’ budgets even if our solution is more effective. Many agencies that we work with are also owned by large agency holding companies. For various reasons related to the agencies’ own priorities or those of their holding companies, they may not recommend our solution, even though it may be more effective, and we may not have the opportunity to demonstrate our value to advertisers. Furthermore, agencies are increasingly involved in helping to select self-service platform providers for the advertisers they represent. This trend has impacted, and may continue to impact, our ability to grow revenue from those advertisers. Since 2014, we have been experiencing declines in revenue from some customers that directed more spend through agency trading desks that did not use our Media Services. Our ability to compete successfully and return to consistent revenue growth will depend in part on our ability to identify opportunities to work collaboratively with agencies and agency trading desks.
We may not be able to compete successfully against current and future competitors because competition in our industry is intense, and our competitors may offer solutions that are perceived by our customers to be more attractive than ours or leverage captive inventory or data to their advantage. These factors could result in declining revenue or the inability to grow our business.
Competition for our advertisers’ advertising budgets is intense, as is competition for broader advertising solutions such as data management platforms. We operate in a market that is subject to rapid development and introduction of product and service offerings, changing branding objectives and evolving customer demands, all of which affect our ability to remain competitive. For example, in the past, we experienced a decline in revenue from some customers that adopted competitors’ DSP and/or DMP solutions rather than our own similar solutions. We expect competition to increase as the barriers to enter our market are low and consolidation is increasing. Increased competition may force us to charge less for our solutions, or offer pricing models that are less attractive to us and decrease our margins. Our principal competitors for our media buying solutions include traditional advertising networks, and advertising agencies that operate an agency trading desk, either directly or through an affiliate. Competitors for our self-service solutions include other companies that offer self-service DSP and/or DMP solutions, such as Salesforce, Adobe and Oracle (BlueKai), that allow advertisers to purchase inventory directly from advertising exchanges or other third parties and manage and analyze their own consumer data and third party data. Other competitors for our solutions include in-house tools and custom solutions currently used by brand advertisers to manage their customer data and advertising and marketing activities. As our platforms evolve and we introduce new technologies, features and functionality, we may face competition from new sources.
We also compete with services offered through large online portals that have significant brand recognition, such as Yahoo!, Google, AOL, MSN and The Rubicon Project. These large portals have substantial proprietary digital advertising inventory that may provide them with competitive advantages, including far greater access to Internet user data, and the ability to significantly influence pricing for digital advertising inventory. Furthermore, these portals may not offer some of their premium, or even all of their inventory, for sale, but instead, use it in their own captive advertising activities. We also compete for a share of advertisers’ total advertising budgets with online search advertising, for which we do not offer a solution, and with traditional advertising media, such as direct mail, broadcast television, radio, cable and print. Some of our competitors have also established reputations for specific services, such as retargeting with dynamic creative, for which we do not have an established market presence. Many current and potential competitors have competitive advantages relative to us, such as longer operating histories, greater name recognition, larger client bases, greater access to advertising inventory on premium websites and significantly greater financial, technical, sales and marketing resources. Increased competition may result in reduced pricing for our solutions, longer sales cycles or a decrease of our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.
Any expense reduction initiatives that we have undertaken or may undertake may not deliver the expected results and these initiatives may adversely affect our business.
In early 2015, we announced that we intended to take measures to move toward profitability and improve our operating leverage, including slowing our headcount growth considerably, managing our expenses more effectively, and minimizing our capital spending requirements. In April 2015 we committed to a plan intended to improve our operational efficiency. This plan included a reduction of approximately 11% of our workforce that was completed during the second quarter of 2015, and other cost reduction measures that extended throughout 2015. As we have taken and continue to take actions to better align our operating expenses with our revenue, manage our costs better, and more efficiently manage our business, such actions have resulted and could result in disruptions to our operations and our workforce, and adversely affect our business. In particular, higher voluntary attrition, and the resulting influx of new leaders and other employees, has impacted our efficiency across the company as we expend the time and resources necessary to recruit and retain talent, restructure our organizations, and train new employees.

Expense reduction and greater operational efficiency continue to be priorities in 2016. To effectively manage our business and operations with fewer employees, we have spent and may need to continue spending significant resources to further automate our business processes, improve our technology infrastructure, our operational, financial and management controls, and our reporting systems and procedures by, among other things:

•	monitoring and updating our technology infrastructure to maintain high performance and the security of our data centers and network;

•	enhancing and automating work processes of our customer service and operations teams to ensure that our service professionals can efficiently and effectively support our customers; and

•	enhancing our internal controls to ensure timely, accurate and highly efficient billing processes.
These enhancements and improvements have required and will continue to require capital expenditures and allocation of valuable management and employee resources. We expect to continue to actively monitor our operating expenses; however, if we do not fully realize the anticipated benefits of any expense reduction initiatives, including reductions in headcount, our business could be adversely affected. In addition, we cannot be sure that our efforts to manage expenses and improve our operating leverage will be successful. If our operating expenses are higher than we expect or if we do not maintain adequate control of our costs and expenses, our operating results will suffer.
If we fail to make the right investment decisions in our offerings and technology platforms, we may not attract and retain advertisers and advertising agencies and our revenue and results of operations may decline.
We compete for advertisers, which are often represented by advertising agencies, who want to purchase digital media for advertising campaigns and/or invest in enterprise solutions for the purchase of digital media, data management and/or personalization of web properties. Our industry is subject to rapid changes in standards, technologies, products and service offerings, as well as in advertiser demands and expectations. We continuously need to make decisions regarding which offerings and technology to invest in to meet advertiser demand and evolving industry standards and regulatory requirements. We may make wrong or untimely decisions regarding these investments. If new or existing competitors offer more attractive offerings, we may lose advertisers, or advertisers and their agencies may decrease their spending on our solutions. New advertiser demands, superior competitive offerings or new industry standards could render our existing solutions unattractive, unmarketable or obsolete and require us to make substantial unanticipated changes to our technology platforms or business models. Our failure to adapt to a rapidly changing market or to anticipate advertiser demand could harm our business and our financial performance.
Our entry into the market for our Platform Solutions is relatively new, and if we are not recognized as a technology company that can deliver effective, reliable and secure platform solutions to enterprise clients and agencies, then our prospects and clients may be unwilling to use our solutions and our business will suffer.
As we expand our offerings to include our Platform Solutions for enterprise clients and agencies, we must develop new skills that are critical to delivering such offerings, and invest significantly in training employees to support the business model and the long-term enterprise client relationships that we want to maintain and further develop. We must expand our expertise in technologies required for those offerings, and develop a reputation for regularly developing and delivering software updates and new features to enterprise clients. We must continue to develop and provide an easy to use, intuitive user interface for our solutions and provide robust client training programs and professional services to support our clients’ use of our platform. In addition, we must have skilled sales and customer service employees that are capable of working with clients to assess their use of our platform. We must be able to develop and execute product roadmaps for clients to facilitate ongoing software feature development and ensure continued client use of our platform offerings, including the use of our technology for purchasing digital media for advertising and implementing marketing campaigns. We must also provide a secure infrastructure that clients trust to house their customer data, devote significant resources to cyber and physical security, and regularly test, audit, and augment our security protocols and practices.

Because the sales cycle for enterprise solutions can be long and unpredictable and requires considerable time and expense, and client relationships may take a long time to grow and mature, it may be many quarters or years before we know whether our investment in these solutions will be a profitable business for us. If we do not develop and maintain a good reputation as an enterprise solutions provider, and we are not successful in generating revenue from these solutions and the resulting enterprise client relationships, then we may not recoup our investments in the these solutions, and our results of operations will be harmed.
We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.
We intend to continue to make investments to support business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our platform, improve our operating infrastructure or acquire complementary businesses and technologies. In implementing our business strategy, we may decide to, or need to, engage in public or private equity, equity-linked or debt financings to secure additional funds to strengthen our balance sheet, and support our business plans through the end of this year and into 2017. On May 10, 2016, we filed an S-3 registration statement and supplemental prospectus, and entered into a sales agreement for an at-the-market offering enabling us to sell shares of common stock into the market over time. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to complete equity offerings or obtain additional financing on terms favorable to us, if at all. If we are unable to obtain capital on terms satisfactory to us when we require it, our ability to support business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.
Our credit agreement contains operating and financial covenants that restrict our business and financing activities and, in some cases, could result in an immediate requirement to repay our outstanding loans.
Borrowings under our credit agreement with certain lenders and Comerica Bank, or “Comerica,” as agent for the lenders, are secured by substantially all of our assets, including our intellectual property. (See Note 6 of the notes to our unaudited Condensed Consolidated Financial Statements included in Part I, Item 1, of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 for a detailed description of this agreement. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.) Our credit agreement also restricts our ability to, among other things:

•	dispose of or sell our assets;

•	make material changes in our business or management;

•	consolidate or merge with other entities;

•	incur additional indebtedness;

•	create liens on our assets;

•	pay dividends;

•	make investments, including capital expenditures;

•	enter into transactions with affiliates; and

•	pay off or redeem subordinated indebtedness.
These restrictions are subject to certain exceptions. In addition, our credit agreement requires us to comply with minimum bank-defined EBITDA (as defined in Note 6 of the notes to our unaudited Condensed Consolidated Financial Statements included in Part I, Item 1, of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016) covenants, maintain minimum cash balances with the lenders and maintain minimum liquidity ratios, among other requirements, and gives the lenders the right to use future cash collections from accounts receivable directly to reduce the outstanding balance of the revolving credit facility, if the aggregated cash balances on deposit with the lenders and certain other domestic financial institutions fall below $40.0 million. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
If the lenders were to exercise this right, our ability to pay the costs of our operations, including payroll and vendor costs, would be adversely impacted, and could lead to insolvency or bankruptcy.
The operating and financial restrictions and covenants in the credit agreement, as well as any future financing agreements that we may enter into, could restrict our ability to finance our operations and to engage in, expand or otherwise pursue business activities and strategies that we or our stockholders may consider beneficial. We have failed to comply with similar covenants in the past. For example, as of December 31, 2012, September 30, 2013, and September 30, 2014, we were not in compliance with certain financial and non-financial covenants in applicable secured loan and security agreements, including covenants related to permitted indebtedness for a corporate credit card account balance and limitations on our capital expenditures. Although we have been able to obtain a waiver for each such covenant violation in the past, there is no guarantee that our lender will waive such violations in the future. Our ability to comply with these covenants may be affected by events beyond our control, and future breaches of any of these covenants could result in a default under the credit agreement. Future defaults, if not waived, could cause all of the outstanding indebtedness under our credit agreement to become immediately due and payable and would permit the lenders to terminate all commitments to extend further credit and permit Comerica, on behalf of the lenders, to proceed against the collateral in which we granted Comerica a security interest.
If we do not have or are unable to generate sufficient cash available to repay our debt obligations when they become due and payable, either upon maturity or in the event of a default, we may not be able to obtain additional debt or equity financing on favorable terms, if at all. This could materially and adversely affect our liquidity and financial condition and our ability to operate and continue our business as a going concern.
We must continue to invest significant time and resources to develop successful strategies for marketing and selling our programmatic marketing platform, and to train our marketing and sales personnel on these strategies.
Our programmatic marketing platform, which combines our DSP and DMP solutions into a single platform, is a new offering for us that we have developed since we acquired X Plus Two Solutions, Inc., the parent company of [x+1], a privately held programmatic marketing technology company in September 2014, and its DMP. Our ability to achieve success with this combined platform depends to a great extent on our ability to develop appropriate marketing and sales strategies, which are different from the strategies that our marketing and sales personnel rely on for our other offerings. Although we made progress on these strategies in 2015, we must continue to invest time and resources to further refine them and to provide additional training to marketing and sales personnel. If we fail to develop and implement successful marketing and sales strategies for our programmatic marketing platform, our revenue will be adversely impacted.
If we do not manage our information technology systems and infrastructure effectively, (i) the quality of our solutions and services and our relationships with our customers may suffer, and/or (ii) our ability to perform essential administrative functions may be impaired. Either or both of these results could have an adverse impact on our business, financial condition and results of operations.
We rely heavily on information technology, or “IT,” systems to manage critical customer-related functions such as advertising campaign management and operations, data center operations and data management platform hosting. We must expand, improve and automate these systems to maintain the quality of our solutions going forward and, in particular, to avoid service interruptions, security breaches and slower system performance for our enterprise solutions. We also depend on IT systems to help us manage essential functions such as revenue recognition, budgeting, forecasting, financial reporting, invoicing, collections and other administrative functions, and we must continue to expand and improve these IT systems as well. Despite the use of IT systems, many of our processes remain manual in nature, and thus we must also continue to manage our employees, operations, finances, research and development and capital investments efficiently. Our productivity and the quality of our solutions may be adversely affected if we do not quickly and effectively integrate and train our new employees on our systems, processes and security protocols, and if we fail to appropriately coordinate across our functional groups and offices. If we do not adapt to meet the evolving challenges or our business, and if we do not effectively and efficiently scale our operations to support our business, then the quality of our solutions may suffer, our IT systems and infrastructure may be more prone to security breaches and service interruptions, and relationships with our customers may be harmed, which, in turn, could have an adverse impact on our financial condition and results of operations.
Our future success depends on the continuing efforts of our executive team, senior managers and other key employees, and on our ability to recruit, hire, train, motivate and retain additional employees at all levels of our workforce.
We promoted E. Randolph Wootton III from chief revenue officer for North America to CEO in November 2015. In March 2016, Rex S. Jackson joined the Company as chief financial officer, or “CFO.” We also hired additional senior leaders in 2015 and early 2016, including a new chief marketing officer and a chief customer officer and other sales and business development roles. Our future success depends upon us successfully integrating Mr. Wootton and Mr. Jackson and our other leaders into their new roles, as well as our ability to attract and retain additional management team members and other highly skilled employees, including software engineers, analytics and operations employees and sales professionals.
Over the past year we have experienced significant turnover within our executive team. George John, co-founder and former CEO and chairman of our board of directors, David Sankaran, CFO, and Abhinav Gupta, our former vice president of engineering, left the company in the fourth quarter of 2015. Dominic Trigg, our senior vice president and general manager, EMEA, resigned as an employee in March 2016 (although he continues to provide services to the Company as a consultant). Manu Thapar, our senior vice president of research and development, left the Company in April 2016. Since November 2014, we have hired several senior executives as well as others in senior leadership roles. We have open positions on our executive and senior leadership teams and throughout the Company for which we are seeking qualified applicants, and we have made organizational changes in many functions, including sales and engineering. Our future success depends on the swift and effective integration of all new executives and other employees into our business operations and company culture. None of our executives or other key employees has an employment agreement for a specific term, and any of our employees may terminate their employment with us at any time.
The market for talent in our key areas of operations, including California, New York, Chicago and London, is intensely competitive. Our engineering group is primarily based in Redwood City, California, where we face significant competition for talent from large technology companies such as Google, Facebook, LinkedIn, Twitter and Yahoo! These companies may provide more generous compensation and benefits, more diverse opportunities and better chances for career advancement than we do. Some of these advantages may be more appealing to high-quality candidates and employees than those we have to offer. In addition, the decline in our stock price has created additional challenges related to our ability to compete effectively with respect to equity compensation.
New employees often require significant training and, in many cases, take significant time before they achieve full productivity. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. In addition, as we move into new geographies, we will need to attract and recruit skilled employees in those areas. We have limited experience with recruiting in geographies outside of the United States, and may face additional challenges in attracting, integrating and retaining international employees.
Even if we are successful in hiring qualified new employees, we may be subject to allegations that we have improperly solicited such employees while they remained employed by our competitors, that such employees have improperly solicited other colleagues of theirs employed by the same competitors or that such employees have divulged proprietary or other confidential information to us in violation of their agreements with such competitors. If we are unable to attract, integrate and retain suitably qualified individuals, our business, financial position and results of operations would be harmed.
Our marketing and sales efforts have required significant investments, which may not yield returns in the foreseeable future, if at all.
We have invested significant resources in our marketing and sales teams to educate the marketplace about the value of our solutions and to sell the solutions to prospective advertisers and advertising agencies. We evolved our marketing strategy in 2015 to place more emphasis on our comprehensive programmatic marketing platform and our Moment-Scoring technology. On the sales side, we often spend substantial time and resources explaining how our solutions can optimize advertising campaigns, and responding to requests for proposals from potential advertisers and their advertising agencies, including developing material specific to the needs of such potential advertisers. Our business depends in part upon the market perception of our solutions and on advertisers’ confidence, and the confidence of the advertising agencies that represent those advertisers, that our solutions are superior to other methods of purchasing digital advertising. In order to support our sales teams more effectively in an extremely competitive environment, our marketing efforts must continue to keep pace with the evolution of our business and educate the market about our technology advantages and capabilities. We may not be successful in attracting new advertisers despite our investment in our marketing and sales organizations.
If we do not effectively train and provide tools and technology to support our sales, customer service and operations teams, we may be unable to maintain or increase sales to our existing customers or maintain customer satisfaction, and our business would be adversely affected.
We are substantially dependent on our sales, customer service and operations teams to maintain and increase sales from our existing customers and on our customer service and operations teams to maintain customer satisfaction. Our ability to achieve significant revenue growth will depend, in part, on our success in recruiting, training, integrating and retaining sufficient numbers of sales and customer service and operations personnel to support growth and maintain customer satisfaction, and providing them the tools and technology that they need to efficiently do their jobs and satisfy customer demands. As we expand our direct response and brand offerings and our self-service platforms, our sales teams are also required to spend time learning new offerings and become more effective at cross-selling. Our customer service and operations teams are required to spend time learning to support the new offerings and troubleshooting customer issues. If we cannot provide the tools and training to our teams to support new and repeat customer growth, we will continue to see declines in our revenue retention rate that we have experienced since the beginning of 2014, and fail to maintain satisfactory customer relationships. We require sales and customer service and operations teams to meet the demands of two distinctly different types of customers with different types of offerings; those that purchase managed services from us, and those that invest in our technology as an enterprise solution. Our sales and customer service and operations teams have been primarily trained and experienced in selling and supporting our managed service solutions to and servicing advertising agencies, which often control advertisers’ budgets. Our enterprise solutions are marketed and sold to agencies, enterprise customers and other channel partners directly. We are expanding our capabilities in enterprise sales and customer service and operations, and we have invested in existing personnel to sell solutions to advertising agencies, large brand advertisers and channel partners and provide customer support.
Our liquidity could be adversely impacted by adverse conditions in the financial markets.
As of March 31, 2016, we had $67.4 million in cash and cash equivalents. Of this balance, $30.0 million is required to be on deposit with our loan facility lenders as of the 15th and the last days of each month. At any point in time, we have funds in our operating accounts that are with third party financial institutions that exceed the Federal

Deposit Insurance Corporation, or FDIC, insurance limits. These cash balances could be impacted if the underlying financial institutions fail or become subject to other adverse conditions in the financial markets.
Through 2013, our historical revenue growth partially masked seasonal fluctuations in advertising activity. However, as our revenue growth rate has declined and/or to the extent seasonal advertising patterns become more pronounced, seasonality will cause material fluctuations on our quarterly operating results and cash flows.
Our revenue, operating results, and other key operating and performance metrics vary from quarter to quarter due to the seasonal nature of our advertisers’ spending on digital advertising campaigns. For example, advertisers tend to devote more of their advertising budgets to the fourth calendar quarter to coincide with consumer holiday spending. Moreover, advertising inventory in the fourth quarter may be more expensive due to increased demand for advertising inventory. Our historical high revenue growth through the first half of 2013 partially masked the impact of seasonality, but as our growth rate has declined since the third quarter of 2013, and to the extent seasonal spending becomes more pronounced, seasonality could cause material fluctuations on our revenue, cash flow, operating results and other key operating and performance metrics from period to period.
If the use of ‘third party cookies’ is rejected by Internet users, or potentially unfavorable “Do Not Track” standards or government regulations are created, our performance could decline and we could lose advertisers and revenue.
We use “cookies” (small text files) to gather important data to help deliver our solution. These cookies are placed through an Internet browser on an Internet user’s device and correspond to a data set that we keep on our servers. Our cookies are known as “third party” cookies because we do not have a direct relationship with the Internet user. Our cookies collect anonymous information, such as when an Internet user views an ad, clicks on an ad, or visits one of our advertisers’ websites. We use these cookies for reasons such as to help us achieve our advertisers’ campaign goals, to help us ensure that the same Internet user does not unintentionally see the same advertisement too frequently, to report aggregate information to our advertisers regarding the performance of their advertising campaigns and to detect and prevent fraudulent activity throughout our network of inventory. We also use data from cookies to help us decide whether to bid on, and how much to bid on, an opportunity to place an advertisement in a certain location, at a given time, in front of a particular Internet user. A lack of data associated with cookies may detract from our ability to make decisions about which inventory to purchase for an advertiser’s campaign, and undermine the effectiveness of our solution.
Cookies may easily be deleted or blocked by Internet users. All of the most commonly used Internet browsers (including Chrome, Firefox, Internet Explorer, and Safari) allow Internet users to prevent cookies from being accepted by their browsers. Internet users can also delete cookies from their devices at any time. In addition, the Safari browser blocks third party cookies by default, and other publishers of other browsers may choose to modify their software defaults in this way in the future. Unless such default settings in browsers are altered by Internet users, we will be able to set fewer of our cookies on users’ devices, which could adversely affect our business. In addition, companies such as Google have publicly disclosed their intention to move away from cookies to other forms of persistent, unique identifiers, or IDs, to indicate Internet users in the bidding process on advertising exchanges. This could have a negative impact on our ability to locate the same anonymous user across different web properties, and reduce the effectiveness of our solution.
As the use of cookies has received ongoing media attention over the past several years, some government regulators and privacy advocates have suggested creating a “Do Not Track” standard that would allow Internet users to express a preference, independent of cookie settings in their web browser, not to have their website browsing history recorded. All the major Internet browsers have implemented some version of a “Do Not Track” setting. In the past, Microsoft’s Internet Explorer 10 included a “Do Not Track” setting that was selected “on” by default. However, there is no definition of “tracking,” no consensus regarding what message is conveyed by a “Do Not Track” setting and no industry standards regarding how to respond to a “Do Not Track” preference. It is possible that we could face competing policy standards, or standards that put our business model at a competitive disadvantage to other companies that collect data from Internet users and may not be required to adhere to the same Do Not Track policy standard that we must adhere to, standards that reduce the effectiveness of our solution, or standards that require us to make costly changes to our solution. The Federal Trade Commission, or FTC, has stated that it will pursue a legislative solution if the industry cannot agree upon a standard. The “Do-Not-Track Online Act of 2015” was introduced in the United States Senate in December 2015. If a “Do Not Track” web browser setting is adopted by many Internet users, and the standard either imposed by state or federal legislation, or agreed upon by standard setting groups, requires us to recognize a “Do Not Track” signal and prohibits us from using non-personal data as we currently do, then that could hinder growth of advertising and content production on the web generally, and limit the quality and amount of data we are able to store and use, which would cause us to change our business practices and adversely affect our business.
In the European Union, or EU, Directive 2009/136/EC, commonly referred to as the “Cookie Directive,” directs EU member states to ensure that accessing information on an Internet user’s computer, such as through a cookie, is allowed only if the Internet user has given his or her consent. We may not be able to develop or implement additional tools that compensate for the lack of data associated with cookies. Moreover, even if we are able to do so, such additional tools may be subject to further regulation, time consuming to develop or costly to obtain, and less effective than our current use of cookies. The General Data Protection Regulation, which was ratified in December 2015 and adopted by the Council of Europe and the European Parliament in April 2016, is being readied for implementation in the European Union. The General Data Protection Regulation is an EU-wide regulation, which would be enforced in all member states, that could restrict how data is collected in the EU, what type of user consent must be obtained prior to data collection, and other rules related to the collection, storage and usage of data gathered from EU citizens. If enacted into law, possible new rules regarding data collection could limit or change the way we collect information, and could have a negative impact on our ability to optimize our clients’ advertising campaigns.
Ad blocking technology can limit our access to advertising inventory and our ability to reach the intended recipients of the ads we serve. If the use of ad-blocking technology becomes more prevalent, the performance of our campaigns could decline, we could lose advertisers, and our revenue, costs and other results of operations could be negatively impacted.
In order to serve advertisements to consumers on behalf of our customers, we require access to digital inventory. Some consumers download and use “ad-blocking” software, which can prevent web browsers (for example, Firefox, Google Chrome and others) from interacting with or downloading advertising, or that can prevent ads from being displayed once the advertising is served. If the use of ad blocking software and technology becomes more prevalent, it could hamper our ability to optimally serve advertisements for marketing campaigns, and our business could be harmed. In addition, it could limit the amount of free, advertising-supported content available to consumers online, or otherwise restrict our access to available inventory and could drive up the price of available inventory, which could increase the media costs we pay. Also, some companies that distribute ad blocking software make money by charging companies like ours a fee to serve advertising to consumers that have installed their “ad blocking” software. We currently do not pay fees to such companies because we do not consider those consumers receptive to advertising; however, if we did pay such fees, our costs would increase. An increase in media costs would affect our total operating cost and margins and ultimately our results of operations. Finally, the mere existence of ad blockers, regardless of their effectiveness, may generate concern regarding the health of the digital advertising industry, which could impact the value of companies in the industry generally.
Our international expansion subjects us to additional costs and risks and may not yield returns, including anticipated revenue growth, in the foreseeable future, and our continued expansion internationally may not be successful.
Our significant investment in international expansion subjects us to many challenges associated with supporting a growing business across a multitude of cultures, customs, monetary, legal and regulatory systems and commercial infrastructures. We have a limited operating history outside of the United States, and our ability to manage our business and conduct our operations internationally requires considerable attention and resources. We began operations in the United Kingdom in 2011. Our UK subsidiary has employees in the United Kingdom, France, Italy, Spain, Sweden and Australia. We established subsidiaries in Germany and Canada in 2013 and in Brazil in 2014 (although we moved to a reseller model in Brazil in 2016). In addition, in 2012, we licensed a third party to make our solution available in Japan. We expect to significantly expand our international operations in the future.
Our international expansion and the integration of international operations present challenges and risks to our business and require significant attention from our management, finance, analytics, operations, sales and engineering teams to support advertising campaigns abroad. For example, as a direct result of our relationship with our Japan licensee, we have undertaken engineering and other work to support campaigns for Japanese advertisers and localize our technology platform for language, currency and time zone, and have made substantial investments to train our Japan licensee’s sales team to sell our solution in Japan. Moreover, our Japan licensee is a wholly-owned subsidiary of a large advertising agency holding company, which has other subsidiaries that may offer services that compete with us. As a result, there is a risk that conflicts of interest may arise that could reduce our ability to gain market share in the Japanese market. Compliance with complex foreign and U.S. laws and regulations that apply to our international operations increases our cost of doing business abroad, could interfere with our ability to offer our solutions competitively to advertisers and advertising agencies in one or more countries and expose us or our employees to fines and penalties. In some cases, our advertisers might impose additional requirements on our business in efforts to comply with their interpretation of their own or our legal obligations. These requirements might differ significantly from the requirements applicable to our business in the United States and could require engineering and other costly resources to accommodate. Laws and regulations that could impact us include but are not limited to tax laws, employment laws, data privacy regulations, U.S. laws such as the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments to governmental officials and private entities, such as the U.K. Bribery Act. Violations of these laws and regulations could result in monetary damages, criminal sanctions against us, our officers, or our employees, and prohibitions on the conduct of our business. We will likely incur significant operating expenses as a result of our international expansion, and it may not be as successful as we anticipate. Our international business also subjects us to the impact of global and regional recessions and economic and political instability, differing regulatory requirements, costs and difficulties in managing a distributed workforce, potentially adverse tax consequences in the United States and abroad, fluctuations in foreign currency exchange rates and restrictions on the repatriation of funds to the United States. Our failure to manage these risks and challenges successfully could materially and adversely affect our business, financial condition and results of operations.
Our solutions are primarily dependent on advertisers purchasing display advertising. A decrease in the use of display advertising would harm our business, growth prospects, financial condition and results of operations.
Historically, our customers have predominantly purchased our solution for display advertising. We expect that display advertising will continue to be a significant channel used by our customers. Should our customers lose confidence in the value or effectiveness of display advertising, the demand for our display solution could decline.
If we fail to maintain adequate security and supporting infrastructure as we scale our systems, we may experience outages and disruptions of our services, and we may be in breach of our security obligations to our enterprise customers. Either of these occurrences could harm our brand and reputation; result in loss of customer information and related indemnity obligations and other liabilities; and negatively impact our revenue and results of operations.
As we grow our business, we expect to continue to invest in technology services, hardware and software, including data centers, network services, storage, and database technologies. Creating the appropriate support for our technology platforms, including big data and computational infrastructure, is expensive and complex, and our execution could result in inefficiencies or operational failures and increased vulnerability to cyber-attacks. We make representations to our customers regarding our security policies and practices. If we do not adequately implement and enforce these security policies to the satisfaction of our customers, this could result in a loss of customer confidence, damage to our reputation and a loss of business. Further, security breaches could not only diminish the quality of our services and our performance for advertisers; they could also be a violation of security obligations to our enterprise customers that are designed to protect the data that we collect, store and transmit for them. Cyber-attacks could include denial-of-service attacks impacting service availability (including the ability to deliver ads) and reliability; the exploitation of software vulnerabilities in Internet facing applications; social engineering of system administrators (tricking company employees into releasing control of their systems to a hacker); or the introduction of computer viruses or malware into our systems with a view to steal confidential or proprietary data. Cyber-attacks of increasing sophistication may be difficult to detect and could result in the theft of our intellectual property, our data and/or our customers’ data. In addition, we are vulnerable to unintentional errors as well as malicious actions by persons with authorized access to our systems that exceed the scope of their access rights, or unintentionally or intentionally alter parameters or otherwise interfere with the intended operations of our platforms. The steps we take to increase the reliability, integrity and security of our systems may be expensive and may not prevent system failures or unintended vulnerabilities resulting from the increasing number of persons with access to our systems, complex interactions within our technology platforms and the increasing number of connections with the technology of customers, third party partners and vendors. Operational errors or failures or successful cyber-attacks could result in damage to our reputation and loss of current and new advertisers and other business partners, as well as exposure to indemnity claims and other liability to our enterprise solution customers, which could harm our business. In addition, we could be adversely impacted by outages and disruptions in the online platforms of our key business partners, such as the real-time advertising exchanges, who we rely upon for access to inventory.
We typically do not have long-term commitments from our advertisers, and we may not be able to retain advertisers or attract new advertisers that provide us with revenue that is comparable to the revenue generated by any advertisers we may lose.
Most of the advertisers that use our solution do business with us by placing insertion orders for particular advertising campaigns. If we perform well on a particular campaign, then the advertiser, or most often, the advertising agency representing the advertiser, may place new insertion orders with us for additional advertising campaigns. We rarely have any commitment from an advertiser beyond the campaign governed by a particular insertion order. We use the Interactive Advertising Bureau, or IAB, standard terms and conditions, pursuant to which our insertion orders may also be canceled by advertisers or their advertising agencies prior to the completion of the campaign without penalty. As a result, our success is dependent upon our ability to outperform our competitors and win repeat business from existing advertisers, while continually expanding the number of advertisers for whom we provide services. In addition, it is relatively easy for advertisers and the advertising agencies that represent them to seek an alternative provider for their advertising campaigns because there are no significant switching costs. Agencies, with which we do the majority of our business, often have relationships with many different providers, each of which may be running portions of the same advertising campaign. Because we generally do not have long-term contracts, it is difficult for us to accurately predict future revenue streams. We cannot provide assurance that our current advertisers will continue to use our solution, or that we will be able to replace departing advertisers with new advertisers that provide us with comparable revenue.
The sales cycle for our enterprise solutions can be long and unpredictable and requires considerable time and expense before winning a sale or not; this can make it difficult to predict when, if at all, we will obtain new enterprise customers and when we will generate revenue from those customers.
The sales cycle for our enterprise business from initial contact with a sales prospect to contract execution and technology implementation, typically takes a significant amount of time and is difficult to predict. The sales cycle in some cases can take up to twelve months or more. Our sales efforts involve educating our customers about the use, technical capabilities and benefits of our platform. Some of our customers undertake a significant evaluation process that frequently involves not only our platform but also the offerings of our competitors. This process is costly and time-consuming. As a result, it is difficult to predict if and when we will obtain new customers and begin generating revenue from these new customers. Because of the long sales cycle, we may incur significant expenses before we have an opportunity to win the sale and execute a definitive agreement with a prospective customer and even more time before we are able to generate any revenue from any agreement. We have no assurance that the substantial time and money spent on our sales efforts will generate significant revenue, or that the customer engagement will ultimately be profitable. If conditions in the marketplace generally or with a specific prospective customer change negatively, it is possible that no definitive agreement will be executed, and we will be unable to recover any of these expenses.
If we serve our advertisers’ advertisements on undesirable websites or fail to detect fraud (including bot traffic), our reputation will suffer, which would harm our brand and reputation and negatively impact our business, financial condition and results of operations.
Our business depends in part on providing our advertisers with a service that they trust. We have contractual commitments to take commercially reasonable measures to prevent advertisers’ advertisements from appearing on undesirable websites or on certain websites that they identify, and we use a combination of proprietary technology and third-party services to help us meet those commitments. We use third party technology, and our own proprietary technology, to detect suspected bot traffic, as well as click fraud, which is an automated computer-generated click on an advertisement rather than a click by a human. In 2014 there was a significant amount of negative publicity about fraud and bot traffic within our industry, including negative publicity directed at us. As a result, our abilities to both combat bot traffic and to communicate proactively about our capabilities in this area have become increasingly important. In addition, we use proprietary technology to block inventory that we suspect to be fraudulent, including “tool bar” inventory, which is inventory that appears within an application, often called a “tool bar,” and that overlays a website and displaces any advertising that would otherwise be displayed on that website. Preventing and combating fraud, which is an industry-wide issue, requires constant vigilance, and we may not always be successful in our efforts to do so or in our efforts to address negative press on the topic.
If we serve advertising on inventory that is objectionable to our advertisers or fraudulent, we may lose the trust of our advertisers, which would harm our brand and reputation and negatively impact our business, financial condition and results of operations. We may also purchase inventory inadvertently that proves to be unacceptable for advertising campaigns, in which case we are responsible for the media cost and cannot bill that cost to any campaign. If we buy substantial volumes of unusable inventory, this could negatively impact our results of operations.
If our access to quality advertising inventory is diminished or if we fail to acquire new advertising inventory, our revenue could decline and our growth could be impeded.
We must maintain a consistent supply of attractive advertising inventory, meaning the digital space on which we place advertising impressions, including websites, proprietary social networks, such as Facebook, and mobile applications. Our success depends on our ability to secure quality inventory through real-time advertising exchanges on reasonable terms across a broad range of advertising networks and exchanges and premium publishers, including real-time advertising exchanges, such as Google’s DoubleClick Ad Exchange or AppNexus; suppliers of video and mobile inventory, including premium publishers with which we may seek direct relationships; and inventory available on social media platforms through application program interfaces, or APIs, including Facebook.
The amount, quality and cost of inventory available to us can change at any time. Our suppliers are not bound by long-term contracts. As a result, we cannot provide any assurance that we will have access to a consistent supply of quality inventory through real-time advertising exchanges. Moreover, the number of competing intermediaries that purchase advertising inventory from real-time advertising exchanges continues to increase, while the number of suppliers may decline due to consolidation trends in the industry; both of these factors could put upward pressure on inventory costs. If we are unable to compete favorably for advertising inventory available on real-time advertising exchanges, or if real-time advertising exchanges decide not to make their advertising inventory available to us, we may not be able to place advertisements at competitive rates or find alternative sources of inventory with comparable traffic patterns and consumer demographics in a timely manner. Furthermore, the inventory that we access through real-time advertising exchanges may be of low quality or misrepresented to us, despite attempts by us and our suppliers to prevent fraud and conduct quality assurance checks. We may also seek to acquire access to premium inventory directly from publishers for display, mobile and video impressions. Other companies, including large integrated companies that own or have exclusive relationships with publishers, ad exchanges and ad networks, may compete with us and restrict our access to media inventory from their wholly-owned properties or other publishers.
Suppliers control the bidding process for the inventory they supply, and their processes may not always work in our favor. For example, suppliers may place restrictions on our use of their inventory, including restrictions that prohibit the placement of advertisements on behalf of certain advertisers. In 2015 Facebook eliminated our access to the Facebook exchange platform, or FBX. This required us to adapt our offering in order to continue to access advertising inventory from Facebook but our access does not appear to be as effective as direct access to FBX. Google also announced changes to YouTube video inventory availability beginning in 2016 that eliminated our access to video inventory on YouTube through real-time bidding exchanges.
We may not win the right to deliver advertising from the inventory that we select and may not be able to replace inventory that is no longer made available to us.
If we are unable to maintain a consistent supply of quality inventory for any reason, our business, advertiser retention and loyalty, financial condition and results of operations would be harmed.

Currently, our social media offering is almost entirely dependent on access to Facebook’s inventory. We no longer have access to FBX inventory and now access Facebook inventory through API’s. If our access to quality inventory in social media (including through Facebook) is diminished or if we fail to acquire new advertising inventory in social media, our growth could be impeded and our revenue could decline.
Currently, our social media offering is almost entirely limited to Facebook’s platform. As a result, our ability to grow revenue in the social channel is directly tied to the availability of Facebook ad inventory. We historically accessed Facebook inventory through FBX, which was launched in the second half of 2012. Since April 2015, we no longer have access to Facebook’s FBX platform, though Facebook allows other companies in our industry to purchase inventory through the FBX platform. This could put us at a competitive disadvantage. We instead access Facebook inventory (including Facebook mobile and video inventory) through an application program interface, or API. If we are unable to compete favorably for advertising inventory on Facebook through the API, our social media offering may not be successful. Also, we cannot provide assurance that Facebook will continue to make its advertising inventory available to us upon reasonable terms or at all, and we may not be able to replace the FBX advertising inventory with inventory that meets our advertisers’ specific goals with respect to social media. In addition, advertisers may prefer to work with companies that have access to FBX inventory in addition to the Facebook APIs, have access to advertising opportunities on social media platforms other than Facebook or that have a longer history of integration with social media platforms. If we are unable to run advertising campaigns on Facebook, integrate with social media platforms that may become more available and/or more popular in the future or otherwise find alternative sources of quality social media inventory, our business could be harmed.
If mobile connected devices, their operating systems or content distribution channels, including those controlled by our competitors, develop in ways that prevent our advertising campaigns from being delivered to their users, our ability to grow our business will be impaired.
There is rapid growth in content consumption on mobile devices. Our success in the mobile channel depends on our ability to access mobile inventory from suppliers, which may also be competitors, on reasonable terms. These suppliers may decide to offer their own solutions and exclude us from reaching quality inventory that they control. Our success also depends upon the ability of our technology platform to integrate with mobile inventory suppliers and provide advertising for most mobile connected devices, as well as the major operating systems that run on them and the thousands of applications that are downloaded onto them. The design of mobile devices and operating systems is controlled by third parties with whom we do not have any formal relationships. These parties frequently introduce new devices, and from time to time they may introduce new operating systems or modify existing ones. Network carriers may also impact the ability to access specified content on mobile devices. If our solution was unable to work on these devices or operating systems, either because of technological constraints or because an operating system or application developer, device maker or carrier wished to impair, or inadvertently impaired, our ability to purchase inventory and provide advertisements, our ability to generate revenue could be significantly harmed. Precise location data, gathered from mobile devices, is one important factor in running successful mobile advertising campaigns for our advertisers. If the rules for how precise location is gathered and used change, it could adversely affect our ability to optimize mobile advertising campaigns for our advertisers.
Certain self-regulatory organizations of which we are a part released mobile-specific privacy principles that became effective in September 2015. If we fail to comply with these principles, or if we must modify our business practices in a way that reduces our ability to provide quality service to clients, it could affect our ability to generate new mobile channel business.
Errors or failures in our software and systems could adversely affect our operating results and growth prospects.
We depend upon the sustained and uninterrupted performance of our technology platforms to operate and execute over 2,500 campaigns at any given time; manage our inventory supply (including inventory quality controls); bid on inventory for each campaign; serve or direct a third party to serve advertising; collect, process and interpret data to optimize campaign performance in real time; and provide billing information to our financial systems. If our technology platforms cannot scale to meet demand, or if there are errors in our execution of any of these functions on our platforms, then our business could be harmed. Because our software is complex, undetected errors and failures may occur, especially when new versions or updates are made. We do not have the capability to test new releases or updates to our code on a small subset of campaigns, which means that bugs or errors in code could impact all campaigns on our platforms. Despite testing by us, errors or bugs in our software have in the past, and may in the future, not be found until the software is in our live operating environment. For example, we have experienced failures in our bidding system to recognize or respond to budget restrictions for campaigns, resulting in overspending on media, and we may in the future have failures in our systems that cause us to buy more media than our advertisers are contractually obligated to pay for, which could be costly and harm our operating results. Errors or failures in our software could also result in negative publicity, damage to our brand and reputation, loss of or delay in market acceptance of our solution, increased costs or loss of revenue, loss of competitive position or claims by advertisers for losses sustained by them. In such an event, we may be required or choose to expend additional resources to help mitigate any problems resulting from errors in our software. We may make errors in the measurement of our campaigns causing discrepancies with our advertisers’ measurements leading to a lack of confidence in us or, on occasion, the need for advertiser “make-goods,” the standard credits given to advertisers for campaigns that have not been delivered properly. Material defects or errors in our enterprise platform, including our DMP solution, could also result in unanticipated costs and harm to our reputation. The software systems underlying the enterprise solutions, including the DMP, are inherently complex and may contain errors that could cause disruption in availability and other performance issues. Such performance issues could result in customers making warranty or other claims against us. Alleviating problems resulting from errors in our software could require significant expenditures of capital and other resources and could cause interruptions, delays or the cessation of our business, any of which would adversely impact our reputation as well as our financial position, results of operations and growth prospects.
As customers increase usage of our enterprise solutions, we will need to continually improve our hosting infrastructure.
We expect our enterprise solutions to continue to add customers, transactions and data that our hosting infrastructure will be required to support. We seek to maintain sufficient excess capacity in the hosting infrastructure to meet the needs of all of our enterprise customers. We also seek to maintain excess capacity to facilitate the increase in new customers and transactions. For example, if we secure a large customer or a group of enterprise customers that require significant amounts of bandwidth or storage, we may need to increase bandwidth, storage, power or other elements of our application architecture and our infrastructure, and our existing systems may not be able to scale in a manner satisfactory to our existing or prospective customers. As use of the platforms grows, we will need to devote additional resources to improving our application architecture and our infrastructure in order to maintain the performance of our enterprise solutions. We may need to incur additional costs to upgrade or expand our computer systems and architecture in order to accommodate increased or expected increases in demand. These costs could impact our results of operations.
Our business prospects depend, in part, on the success of our strategic relationships with third parties, including ready access to hardware in key locations to facilitate the delivery of our solution and reliable management of Internet traffic.
We anticipate that we will continue to depend on various third-party relationships in order to grow our business. We continue to pursue additional relationships with third parties, such as technology and content providers, real-time advertising exchanges, social media companies, data and market research companies, publishers, co-location facilities and other strategic partners. Identifying, negotiating and documenting relationships with third parties requires significant time and resources as does integrating third-party data and services. Our agreements with channel partners and providers of technology, computer hardware, co-location facilities, content and consulting services and real-time advertising exchanges are typically non-exclusive, do not prohibit them from working with our competitors or from offering competing services and do not typically have minimum purchase commitments. Our competitors may be effective in providing incentives to third parties to favor their products or services over ours or to otherwise prevent or reduce purchases of our solutions. In addition, these third parties may not perform as expected under our agreements with them, and we may have disagreements or disputes with such third parties, which could negatively affect our brand and reputation.

In particular, our business depends on our ability to source computer hardware, including servers built to our specifications, and the ability to locate those servers and related hardware in co-location facilities in the most desirable locations to facilitate the timely delivery of our services. Disruptions in the services provided at co-location facilities that we rely upon can degrade the level of services that we can provide, which could harm our business. We also rely on our integration with many third-party technology providers to execute our business on a daily basis. We must efficiently direct a large amount of network traffic to and from our servers to consider tens of billions of bid requests per day, and each bid typically must take place in approximately 100 milliseconds. We rely on a third-party domain name service, or DNS, to direct traffic to our closest data center for efficient processing. If our DNS provider experiences disruptions or performance problems, this could result in inefficient balancing of traffic across our servers as well as impairment or prevention of web browser connectivity to our site, which could harm our business.
Our solutions rely on third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our solutions.
Our technology platforms, including our computational infrastructure, rely on software licensed to us by third-party authors under “open source” licenses. The use of open source software may entail greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar solutions with less development effort and time and ultimately put us at a competitive disadvantage.
Although we monitor our use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by United States courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our services. Moreover, we cannot guarantee that our processes for controlling our use of open source software will be effective. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue operating our platforms on terms that are not economically feasible, to re-engineer our platforms or the supporting computational infrastructure to discontinue use of certain code, or to make generally available, in source code form, portions of our proprietary code, any of which could adversely affect our business, financial condition and results of operations.
Failure to comply with industry self-regulation could harm our brand, reputation and business.
We have committed to complying with the Network Advertising Initiative’s Code of Conduct and the Digital Advertising Alliance’s Self-Regulatory Principles for Online Behavioral Advertising in the United States, as well as similar self-regulatory principles in Europe adopted by the Interactive Advertising Bureau-Europe and the European Digital Advertising Alliance. Our efforts to comply with these principles include offering Internet users notice and transparency when advertising is served to them based, in part, on web browsing data recorded by cookies. We also offer Internet users the ability to opt out of receiving interest-based advertisements based on a cookie we place. However, we have made mistakes in our implementation of these guidelines in the past, and if we make mistakes in the future, or our opt out mechanisms fail to work as designed, or if Internet users misunderstand our technology or our commitments with respect to these principles, we could be subject to negative publicity, government investigation, government or private litigation, or investigation by self-regulatory bodies or other accountability groups. Any such action against us could be costly and time consuming, require us to change our business practices, cause us to divert management’s attention and our resources and be damaging to our reputation and our business.

Our corporate culture has contributed to our success. If we cannot maintain it as the size of our employee base fluctuates, we could lose the innovation, creativity and teamwork fostered by our culture, and our business could be harmed.
Through the first quarter of 2015, we had undergone rapid, continuous growth in our employee base. However, in April 2015 we announced a reduction in force affecting approximately 11% of our employee base. We had 917 employees (728 in the United States and 189 employees overseas) as of March 31, 2016, compared with 1,183 employees (1,009 and 174 employees in the United States and overseas, respectively), as of March 31, 2015. Both rapid growth and layoffs can make it difficult to effectively maintain our corporate culture. We believe our corporate culture has been a critical component of our success as we believe it fosters innovation, teamwork, and focus on customers and execution, while facilitating knowledge sharing across our organization. As we change, we may find it difficult to preserve our corporate culture, which could reduce our ability to innovate and operate effectively. In turn, the failure to preserve our culture could negatively affect our ability to attract, recruit, integrate and retain employees and effectively execute our business strategy.
We rely predominately on advertising agencies to purchase our solution on behalf of advertisers, and we incur the cost of an advertising campaign before we bill for services. Such agencies may have or develop high-risk credit profiles, which may result in credit risk to us.
We must consider the effect of credit risk in transactions with agencies or other third parties and advertisers. A substantial portion of our business is sourced through advertising agencies, and we contract with these agencies as an agent for a disclosed principal, which is the advertiser. Typically, the advertising agency pays for our services once it has received payment from the advertiser for our services. Our contracts typically provide that if the advertiser does not pay the agency, the agency is not liable to us, and we must seek payment solely from the advertiser. Contracting with these agencies, which in certain cases have or may develop high-risk credit profiles, subjects us to greater credit risk than where we contract with advertisers directly. This credit risk may vary depending on the nature of an advertising agency’s aggregated advertiser base. As of March 31, 2016, two agency holding companies accounted for 10% of more of accounts receivable. There can be no assurances that we will not experience additional bad debt expense in the future. Any such write-offs for bad debt could have a materially negative effect on our results of operations for the periods in which the write-offs occur. Even if we are not paid, we are still obligated to pay for the media we have purchased for the advertising campaign, and as a consequence, our results of operations and financial condition could be adversely impacted.
Fluctuations in the exchange rates of foreign currencies have resulted in, and could in the future result in currency transaction losses that negatively impact our financial results.
We currently have foreign sales primarily denominated in British pounds, euros, Japanese yen and Canadian dollars and may, in the future, have sales denominated in the currencies of additional countries in which we establish or have established sales offices. In addition, we incur a portion of our operating expenses in British pounds, euros, Canadian dollars and Hong Kong dollars. We expect international sales to become an increasingly important part of our business. Any adverse fluctuation in the exchange rates of these foreign currencies could negatively impact our business, financial condition and results of operations. We have not previously engaged in foreign currency hedging. If we decide to attempt to hedge our foreign currency exposure, we may not be able to hedge effectively due to lack of experience, unreasonable costs or illiquid markets. In addition, those activities may be limited in the protection they provide us from foreign currency fluctuations and can themselves result in losses. The recent appreciation of the U.S. dollar has caused a decline in the U.S. dollar value of revenue billed in foreign currencies, and we expect this negative impact on revenue and net loss may continue.
Legislation and regulation of online businesses, including privacy and data protection regimes, could create unexpected costs, subject us to enforcement actions for compliance failures, or cause us to change our technology platform or business model, which could have a material adverse effect on our business.
Government regulation could increase the costs of doing business online. U.S. and foreign governments have enacted or are considering legislation related to online advertising and we expect to see an increase in legislation and regulation related to advertising online, the use of geo-location data to inform advertising, the collection and use of anonymous Internet user data and unique device identifiers, such as IP address or unique mobile device identifiers, and other data protection and privacy regulation. Recent revelations about bulk online data collection by the National Security Agency, and news articles suggesting that the National Security Agency may gather data from cookies placed by Internet advertisers to deliver interest-based advertising, may further interest governments in legislation regulating data collection by commercial entities, such as advertisers and publishers and technology companies that serve the advertising industry. Such legislation could affect the costs of doing business online, and could reduce the demand for our solutions or otherwise harm our business, financial condition and results of operations. For example, a wide variety of provincial, state, national and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. While we have not collected data that is traditionally considered personal data, such as name, e-mail address, address, phone numbers, social security numbers, credit card numbers, financial or health data, we typically do collect and store IP addresses and other device identifiers, that are or may be considered personal data in some jurisdictions or otherwise may be the subject of legislation or regulation.
Evolving and changing definitions of personal data, within the EU, the United States and elsewhere, especially relating to classification of IP addresses, machine or device identifiers, location data and other information, have in the past and could in the future, cause us to change our business practices, or limit or inhibit our ability to operate or expand our business. Data protection and privacy-related laws and regulations are evolving and could result in ever-increasing regulatory and public scrutiny and escalating levels of enforcement and sanctions. We use anonymous and pseudonymous data to buy media for, target and effectively optimize our clients' marketing campaigns. We do not knowingly collect personally identifiable information, or “PII,” allow our clients to send us PII or store PII in our platform. It is possible that the definition of PII that government regulatory bodies operate under may be modified or expanded in markets where we does business. If this occurs, and if we can no longer collect or use specific types of data in markets where we previously had access to it, the performance of our clients' marketing campaigns may suffer and our ability to efficiently and cost-effectively purchase media may be adversely affected. These possible changes could impact revenue and other results of operations.
While we take measures to protect the security of information that we collect, use and disclose in the operation of our business, and to offer certain privacy protections with respect to that information, our measures may not always be effective. In addition, while we take steps to avoid collecting personally identifiable information about consumers, we may inadvertently receive this information from advertisers or advertising agencies or through the process of delivering advertising. Our failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement action against us, including fines, imprisonment of our officers and public censure, claims for damages by consumers and other affected individuals, damage to our reputation and loss of goodwill, any of which could have a material adverse impact on our business, financial condition and results of operations. Even the perception of privacy concerns, whether or not valid, could harm our reputation and inhibit adoption of our solutions by current and future advertisers and advertising agencies.
The Safe Harbor Framework, which is an agreement negotiated by the United States Department of Commerce with the European Union, allows US-based companies to transfer personal data about European citizens from the EU to the United States, after the US-based company has certified compliance with the Safe Harbor with the US Department of Commerce. When companies certify that they are compliant with the Safe Harbor, they are reporting that they comply with specific obligations and practices detailed in the Framework. We are a Safe Harbor certified company in good standing. However, in 2016, the United States Department of Commerce and the European Union released an update to the Safe Harbor Framework, which is called Privacy Shield. Some of the requirements in the new Privacy Shield Framework are new obligations for companies that wish to certify. The steps that will allow US companies to certify compliance with the Privacy Shield Framework are not yet finalized. It is possible that the indeterminate status of the previous Safe Harbor Framework and new Privacy Shield Framework may result in the reluctance of EU clients to do business with us.

Our proprietary rights may be difficult to enforce. This could enable others to copy or use aspects of our solution without compensating us, which could erode our competitive advantages and harm our business.
Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop under the intellectual property laws of the United States, so that we can prevent others from using our inventions and proprietary information. If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business could be adversely affected. We rely on trademark, copyright, trade secret and patent laws, confidentiality procedures and contractual provisions to protect our proprietary methods and technologies. Our patent strategy is still in its early stages and while we have a small number of pending patent applications, valid patents may not be issued from our pending applications, and the claims eventually allowed on any patents may not be sufficiently broad to protect our technology or offerings and services. Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to us. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Additional uncertainty may result from changes to intellectual property legislation enacted in the United States, including the recent America Invents Act, and other national governments and from interpretations of the intellectual property laws of the United States and other countries by applicable courts and agencies. Accordingly, despite our efforts, we may be unable to obtain adequate patent protection, or to prevent third parties from infringing upon or misappropriating our intellectual property.
Unauthorized parties may attempt to copy aspects of our technology or obtain and use information that we regard as proprietary. We generally enter into confidentiality and/or license agreements with our employees, consultants, vendors and advertisers, and generally limit access to and distribution of our proprietary information. However, we cannot provide assurance that any steps taken by us will prevent misappropriation of our technology and proprietary information. Policing unauthorized use of our technology is difficult. In addition, the laws of some foreign countries may not be as protective of intellectual property rights as those of the United States, and mechanisms for enforcement of our proprietary rights in such countries may be inadequate. From time to time, legal action by us may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement. Such litigation could result in substantial costs and the diversion of limited resources and could negatively affect our business, financial condition and results of operations. If we are unable to protect our proprietary rights (including aspects of our technology platform), we may find ourselves at a competitive disadvantage to others who have not incurred the same level of expense, time and effort to create and protect their intellectual property.
We may be subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.
Third parties may assert claims of infringement of intellectual property rights in proprietary technology against us or against our advertisers for which we may be liable or have an indemnification obligation. We may be more at risk of infringement claims when we offer enterprise solutions used directly by our clients because our technology is more accessible to potential claimants, and also because through the [x+1] acquisition we acquired a substantial amount of additional technology and intellectual property. Any claim of infringement by a third party, even those without merit, could cause us to incur substantial costs defending against the claim and could distract our management from operating our business.
Although third parties may offer a license to their technology, the terms of any offered license may not be acceptable and the failure to obtain a license or the costs associated with any license could cause our business, financial condition and results of operations to be materially and adversely affected. In addition, some licenses may be non-exclusive, and therefore our competitors may have access to the same technology licensed to us. Alternatively, we may be required to develop non-infringing technology, which could require significant effort and expense and ultimately may not be successful. Furthermore, a successful claimant could secure a judgment or we may agree to a settlement that prevents us from distributing certain products or performing certain services or that requires us to pay substantial damages, including treble damages if we are found to have willfully infringed a claimant’s patents or copyrights, royalties or other fees. Any of these events could seriously harm our business financial condition and results of operations.
Legal claims against us resulting from the actions of our advertisers could damage our reputation and be costly to defend.
We receive representations from advertisers that the content of the advertising that we place on their behalf is lawful. We also rely on representations from our advertisers that they maintain adequate privacy policies that allow us to place pixels on their websites and collect data from users that visit those websites to aid in delivering our solution. However, we do not independently verify whether we are permitted to deliver advertising to our advertisers’ Internet users or that the content of the advertisements we deliver is legally permitted. If any of our advertisers’ representations are untrue and our advertisers do not abide by foreign, federal, state or local laws or regulations governing their content or privacy practices, we could become subject to legal claims against us, we could be exposed to potential liability (for which we may or may not be indemnified by our advertisers), and our reputation could be damaged.
Indemnity provisions in various agreements potentially expose us to substantial liability for intellectual property infringement and other losses.
Our agreements with advertisers, advertising agencies, and other third parties may include indemnification provisions under which we agree to indemnify them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our products, services or other contractual obligations. The term of these indemnity provisions generally survives termination or expiration of the applicable agreement. Large indemnity payments would harm our business, financial condition and results of operations.
We have identified material weaknesses in our internal controls in the past, and if we do not continue to develop effective internal controls, we may not be able to accurately report our financial results or prevent fraud, and our business could suffer as a result.
When we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the “JOBS Act,” we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” to furnish a report by management on, among other things, the effectiveness of our internal controls over financial reporting. We will need to disclose any material weaknesses (as defined by SEC rules) in our internal controls over financial reporting that are identified by our management, as well as provide a statement that our independent registered public accounting firm has issued an opinion on our internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal controls over financial reporting until our first annual report filed with the SEC following the later of (i) the date we are deemed to be a “large accelerated filer,” as defined in the Exchange Act, or (ii) the date we are no longer an emerging growth company.
In connection with the audit of our financial statements for the fiscal year ended December 31, 2010, we identified certain material weaknesses in our internal controls resulting from a lack of qualified personnel within our accounting function that possessed an appropriate level of expertise to perform certain functions. We have since remediated these material weaknesses. We are continuing to develop our internal controls, processes and reporting systems by, among other things, hiring qualified personnel with expertise to perform specific functions, and implementing software systems to manage our revenue and expenses and to allow us to budget and undertake multi-year financial planning and analysis. This process has been and will be time-consuming, costly and complicated. We may not be successful in implementing these systems or in developing other internal controls, which could undermine our ability to provide accurate, timely and reliable reports on our financial and operating results. For example, in connection with filing a registration statement for our initial public offering, or “IPO,” errors were identified in the unaudited consolidated statement of cash flows for the six months ended June 30, 2012. We have since corrected these errors and concluded that the corrections were immaterial. However, if we identify additional errors that are caused by material weaknesses in our internal controls over financial reporting and we do not detect the errors on a timely basis, our financial statements could be materially misstated. If we identify new material weaknesses in our internal controls over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner, if we are unable to assert that our internal controls over financial reporting are effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when requested to do so, investors could lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected. As a result of any such failures, we could also become subject to investigations by the NASDAQ Global Select Market, the SEC, or other regulatory authorities, and become subject to lawsuits by stockholders, which could harm our reputation and financial condition and divert financial and management resources from our core business.
Economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations.
Our business depends on the overall demand for advertising and on the economic health of our current and prospective advertisers. Economic downturns or instability in political or market conditions may cause current or new advertisers to reduce their advertising budgets. Adverse economic conditions and general uncertainty about economic recovery in the U.S. or abroad are likely to affect our business prospects. In addition, concerns over the sovereign debt situation in certain countries in the EU as well as continued geopolitical turmoil in many parts of the world have, and may continue to, put pressure on global economic conditions, which could lead to reduced spending on advertising.
If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our operating results could fall below the expectations of investors and securities analysts, which could result in a decline in our stock price.
The preparation of financial statements in conformity with generally accepted accounting principles, or GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. Our operating results could be adversely affected if our assumptions change or if actual circumstances differ from those reflected in our assumptions. If, as a result, our operating results fall below the expectations of investors and securities analysts, our stock price could decline. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to revenue recognition, allowances for doubtful accounts and returns, internal-use software and development costs, income taxes, stock-based compensation expense and impairment of goodwill and intangible assets.
Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations, which could subject our business to higher tax liability.
We may be limited in the portion of net operating loss carry-forwards that we can use in the future to offset taxable income for U.S. federal and state income tax purposes. At December 31, 2015, we had U.S. federal net operating loss carry-forwards, or “NOLs,” of $219.5 million and state NOLs of $76.9 million. A lack of future taxable income would adversely affect our ability to utilize these NOLs. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. We believe that we experienced an ownership change under Section 382 of the Code in prior years that may limit our ability to utilize a portion of the NOLs and future changes in our stock ownership could result in additional ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. We have recorded a valuation allowance related to our NOLs and other net deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets. Our NOLs may expire unutilized or underutilized, which would prevent us from offsetting future taxable income.

Forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, we cannot provide assurance that our business will grow at similar rates, if at all.
Market growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Forecasts relating to the expected growth in the digital advertising and real-time bidding markets may prove to be inaccurate. Even if these markets experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties.
We may invest in or acquire other businesses in the future. These activities require significant management attention and resources to integrate new businesses into our existing operations. These activities could disrupt our business, dilute stockholder value and adversely affect our financial condition and results of operations.
As part of our business strategy, we may make investments in or acquisitions of complementary companies, products or technologies. These activities involve significant risks to our business. We may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. The acquisitions we do complete may not ultimately strengthen our competitive position. Any acquisitions we complete could be viewed negatively by our advertisers, advertising agencies and investors, which could have an adverse impact on our business and the value of our common stock. In addition, if we are unsuccessful at integrating acquired employees or technologies, our financial condition and results of operations, including revenue growth, could be adversely affected. Any acquisition and subsequent integration will require significant time and resources. We have only completed one acquisition to date and have not yet completed our integration of the acquired business. As a result, our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner is unproven. We may not be able to successfully evaluate and use the acquired technology or employees, or otherwise manage the acquisition and integration processes successfully. We will be required to pay cash, incur debt and/or issue equity securities to pay for any such acquisition, each of which could adversely affect our financial condition and the value of our common stock. The use of cash to pay for acquisitions, will limit other potential uses of our cash, including investments in our sales and marketing and product development organizations, and in infrastructure to support scalability. The issuance or sale of equity or convertible debt securities to finance any such acquisitions will result in dilution to our stockholders and could negatively impact earnings per share. If we incur debt in connection with any future acquisition, it would result in increased fixed obligations and could also impose covenants or other restrictions that could impede our ability to manage our operations.
Anticipated and unanticipated charges to earnings resulting from acquisitions may adversely affect our results of operations. Under business combination accounting standards, we recognize the identifiable assets acquired and the liabilities assumed, generally at their acquisition date fair values and separately from goodwill. Our estimates of fair value are based upon assumptions we believe to be reasonable but which are inherently uncertain. After we complete an acquisition, a number of factors could result in material charges, which could adversely affect our financial condition, results of operations and cash flows, including but not limited to costs incurred to integrate employees such as employee retention, redeployment or relocation expenses; amortization, impairment or reduction in the useful lives of intangible assets; amortization or impairment of goodwill; costs to maintain certain duplicative pre-merger activities for an extended period of time or to maintain these activities for a period of time that is longer than we had anticipated; and charges to our operating results due to the expensing of certain stock awards assumed in an acquisition. In third quarter of 2015, for example, we recognized an impairment of goodwill, as described in Note 12 of the notes to our unaudited Condensed Consolidated Financial Statements included in Part I, Item 1, of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements. Substantially all of these costs will be accounted for as expenses that will decrease our net income and earnings per share for the periods in which those costs are incurred.
Additional risks related to investments and acquisitions include but are not limited to the following:

•	The need to integrate the technology underlying an acquired company’s products and services with our technology;

•	The need to integrate an acquired company’s sales organization with ours in a manner that will optimize sales of the combined company’s offerings;

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The need to integrate an acquired company’s accounting, management information, human resources and other administrative systems to permit effective management and timely reporting and to reduce administrative costs;

•	The possibility that the combined company will not achieve the expected benefits of the acquisition, including any anticipated operating and product synergies, as quickly as anticipated, if at all;

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The need to implement or remediate controls, procedures and policies appropriate for a public company in an acquired company that, prior to the acquisition, lacked these controls, procedures and policies;

•	The need to address unfavorable revenue recognition or other accounting or tax treatment as a result of an acquired company’s practices;

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The possibility of higher than anticipated costs in continuing support and development of acquired products; in general and administrative functions that support new or multiple business models; or in compliance with associated regulations that are more complicated than we had anticipated;

•	Cultural challenges associated with integrating employees from an acquired company or business into our organization, and the risk of attrition if integration is not successful;

•	The possibility that we will be unable to retain key employees and maintain the key business and customer relationships of any business we acquire;

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The possibility that we will not discover important facts during due diligence for an acquisition that could have a material adverse impact on the value of any business we acquire and subject us to unexpected claims and liabilities, regulatory exposure and/or other expenses;

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Litigation or other claims in connection with, or inheritance of claims or litigation risks as a result of, an acquisition, including claims from terminated employees, customers or other third parties;

•	Significant accounting charges resulting from the completion and integration of a sizable acquisition and related capital expenditures;

•	Significant acquisition-related accounting adjustments that may cause reported revenue and profits of the combined company to be lower than the sum of their stand-alone revenue and profits;

•	The possibility that the costs of, or operational difficulties arising from, an acquisition would be greater than anticipated;

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Additional country-specific risks, to the extent that we engage in strategic transactions outside of the United States, including risks related to integration of operations across different cultures and languages; currency risks; the particular economic, political and regulatory risks associated with specific countries; and the possibility that data privacy regulations in new markets may be applied differently to an acquired company’s technology and practices than they are to our technology and practices; and

•	The possibility that a change of control of a company we acquire triggers a termination of contractual or intellectual property rights important to the operation of its business.
Any of the foregoing factors, among others, could harm our financial condition or prevent us from achieving improvements in our financial condition and operating performance that could have otherwise been achieved by us on a stand-alone basis. Our stockholders may not have the opportunity to review, vote on or evaluate future acquisitions or investments.

Our business is subject to the risk of earthquakes, fire, power outages, floods and other catastrophic events, and to other interruptions due to natural or human causes.
We maintain servers at co-location facilities in California, Illinois, New Jersey, Nevada, Virginia, Germany, the Netherlands and Hong Kong that we use to deliver advertising campaigns for our advertisers, and expect to add other data centers at co-location facilities in the future. Any of our facilities may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, tornadoes, hurricanes, fires, floods, nuclear disasters, war, acts of terrorism, vandalism or other criminal activities, infectious disease outbreaks and power outages, any of which could render it difficult or impossible for us to operate our business for some period of time. For example, in October 2012, Hurricane Sandy caused our former data center in New York to cease operations because of storm damage, which caused us to divert online traffic to other facilities. Our corporate headquarters and the co-location facility where we maintain data used in our business operations are both located in the San Francisco Bay Area, a region known for seismic activity. If we were to lose the data stored in our California co-location facility, it could take at least a full day to recreate this data in our Nevada co-location facility, which could result in a material negative impact on our business operations, and potential damage to our advertiser and advertising agency relationships. If one of our facilities were to suffer damage, it would likely be costly to repair or replace, and any such efforts would likely require substantial time. Any disruptions in our operations could negatively impact our business and results of operations, and harm our reputation. In addition, we may not carry sufficient business interruption insurance to compensate for the losses that may occur. Any of these losses or damages could have a material adverse effect on our business, financial condition and results of operations.

Risks relating to the securities markets and ownership of our common stock
The price of our common stock has been volatile and the value of our common stock has declined substantially since our IPO.
Technology stocks have historically experienced high levels of volatility. The trading price of our common stock has, and is likely going to continue to fluctuate substantially. Since our IPO in September 2013 through March 31, 2016, our common stock has ranged in price from a low of $2.61 to a high of $71.89. These fluctuations have caused many stockholders to suffer declines in the value of their investment in our common stock. Factors that could cause further fluctuations in the trading price of our common stock include the following:

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announcements of financial results, new offerings, products, services or technologies, initiatives, commercial relationships, acquisitions or other events by us, our competitors or others in our industry sector;

•	price and volume fluctuations in the overall U.S. and foreign stock markets from time to time;

•	significant volatility in the market price and trading volume of technology companies in general and of companies in the digital advertising industry in particular;

•	fluctuations in the trading volume of our shares or the size of our public float;

•	actual or anticipated changes or fluctuations in our results of operations;

•	whether our results of operations meet the expectations of investors or securities analysts;

•	actual or anticipated changes in the expectations of investors or securities analysts, whether due to our issuance of new guidance or otherwise;

•	litigation involving us, our industry, or both;

•	regulatory developments in the United States, foreign countries, or both;

•	general economic conditions and trends;

•	major catastrophic events;

•	sales of large blocks of our common stock;

•	departures of key employees; or

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an adverse impact on us from any of the other risks cited in this “Risks of Participating in the Offer” section or cited in Part II, Item 1A, titled “Risk Factors,” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

In addition, if the market for technology stocks or the stock market, in general, experience a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, results of operations or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry whether or not these events directly affect us.
Our stock price has been volatile and has declined since our initial public offering in September 2013. On September 3, 2014, a stockholder class action lawsuit was filed against us, certain of our officers and certain underwriters of our initial public offering in September 2013 and our follow-on offering in January 2014. On September 10, 2014, a substantively similar lawsuit was filed, adding our board of directors and additional underwriters as defendants. The complaints allege violations of the federal securities laws on behalf of a purported class consisting of purchasers of our common stock pursuant or traceable to the registration statements and prospectuses for our initial and follow-on public offerings, and seek unspecified compensatory damages and other relief. A consolidated complaint was filed on February 27, 2015. All defendants moved to dismiss the consolidated complaint and on December 23, 2015, the Court granted in part and denied in part the defendants’ motions to dismiss. For more information, see Part II, Item 1, titled “Legal Proceedings,” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. Securities litigation, regardless of the outcome, can ultimately result in substantial costs and divert our management’s attention and resources from our business. This could have a material adverse effect on our business, financial condition and results of operations.
We have failed in the past, and may fail in the future, to meet our publicly announced guidance or other expectations about our business and future operating results. Such past failures have caused, and future failures would likely cause, our stock price to decline.
We have provided and may continue to provide guidance about our business and future operating results. In developing this guidance, our management must make certain assumptions and judgments about our future performance. We use a variety of models to forecast revenue in our business, including but not limited to models based on our bookings, estimates from our sales personnel, and projected productivity of our sales representatives. Each of our models has limitations. For example, revenue anticipated by a sales representative for a particular quarter might be delayed, reduced in amount or not materialize at all for a variety of reasons, including many that are out of our control. As another example, sales personnel productivity may change significantly from historical patterns when we hire new, less experienced sales personnel, when we introduce new products and services and if we are required to integrate sales personnel and new products as part of an acquired business. In addition, expanding competitive alternatives available to our customers in the market, an unexpected slowdown in general economic conditions, unexpected customer turnover and a variety of other factors could lead to unanticipated reductions in spending by our customers. Our industry is rapidly changing, and as we adopt new business models to address customer requirements, our historical methods of forecasting may prove inadequate. Our increasing focus on enterprise solutions, which have long sales cycles, exacerbates our difficulty in developing accurate forecasts. It may take a number of quarters selling enterprise solutions for us to understand enough about the dynamics impacting our revenue mix to be able to accurately forecast revenue for our business.
Our business results may vary significantly from our guidance due to a number of factors, many of which could adversely affect our operations and operating results. Furthermore, if our publicly announced guidance of future operating results fails to meet expectations of securities analysts, investors or other interested parties, the price of our common stock would likely decline, as it did following our announcement of guidance for the second quarter of fiscal 2014 on May 8, 2014, and our announcement of third quarter and full year guidance on August 5, 2014.
The concentration of our capital stock ownership could limit our stockholders’ ability to influence the outcome of key transactions, including a change of control.
Our directors, executive officers and all of our stockholders who own greater than 5% of our outstanding common stock, in the aggregate, owned approximately 45.2% of the outstanding shares of our common stock based on the number of shares outstanding as of March 31, 2016. As a result, these stockholders will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from our stockholders’ interests and may vote in a manner that is adverse to our stockholders’ interests. This concentration of ownership may have the effect of deterring, delaying or preventing a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.
The requirements of being a public company may strain our resources and divert our management’s attention.
As a public company, we are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NASDAQ Global Select Market and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. Although we have already hired additional employees to comply with these requirements, we may need to hire even more employees in the future, which will increase our costs and expenses.
We are an emerging growth company, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.
For so long as we remain an emerging growth company as defined in the JOBS Act, we expect to take advantage of certain exemptions from various requirements that are applicable to public companies that are not emerging growth companies, including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions for so long as we are an emerging growth company, which could be as long as five years following the completion of our IPO in September 2013. Investors may find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.
The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
We do not intend to pay dividends for the foreseeable future and, consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.
We have never declared or paid any dividends on our common stock. We have an accumulated deficit in our stockholders’ equity and have not generated net income through March 31, 2016. In addition, our credit facility contains restrictions on our ability to pay dividends. We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends in the future. As a result, our stockholders may only receive a return on their investment in our common stock if the market price of our common stock increases.
Our charter documents and Delaware law could discourage takeover attempts and lead to management entrenchment.
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our board of directors or take other corporate actions, including effecting changes in our management. These provisions include:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•
the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

•
the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•
the requirement that a special meeting of stockholders may be called only by the chairman of our board of directors, our president, our secretary, or a majority vote of our board of directors, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

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the requirement for the affirmative vote of holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend the provisions of our amended and restated certificate of incorporation relating to the management of our business or our amended and restated bylaws, which may inhibit the ability of an acquiror to effect such amendments to facilitate an unsolicited takeover attempt;

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the ability of our board of directors, by majority vote, to amend our amended and restated bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquiror to amend our amended and restated bylaws to facilitate an unsolicited takeover attempt; and

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advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

In addition, as a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time.

THE OFFER

1.	Eligibility.
You are an “eligible option holder” if you are an employee of Rocket Fuel Inc. (alternatively referred to as “Rocket Fuel,” the “Company,” “we,” “our” or “us”) or any of its subsidiaries as of the start of this offer and you remain an employee of Rocket Fuel (or any of its subsidiaries) through the expiration of the offer and the expiration date. Our CEO, the non-employee members of our board of directors and our consultants are not eligible to participate in the offer. Our executive officers and directors are listed on Schedule A to this Offer to Exchange. References to “Rocket Fuel,” the “Company,” “we,” “our” or “us” also refers to any successor entity or its subsidiaries, as applicable.
To receive a grant of new options, you must remain an employee of Rocket Fuel (or any of its subsidiaries) through the new option grant date, which will be next U.S. trading day of Rocket Fuel common stock following the expiration date and the cancellation date. If your employment terminates after the expiration date of the offer but prior to the new option grant date, your exchanged options will be cancelled and you will not receive new options following the cancellation of your tendered eligible options. If your employment terminates prior to the expiration date of the offer, you will keep your current eligible options and the options will vest and expire in accordance with their original terms. If we do not extend the offer, the new option grant date will be June 13, 2016. Except as provided by the employment laws of the jurisdiction in which you are employed or providing service and/or any employment or service agreement between you and Rocket Fuel, your employment or service with Rocket Fuel (or the Rocket Fuel subsidiary employing you) will remain “at‑will” and can be terminated by you or Rocket Fuel (or the applicable subsidiary) at any time, with or without cause or notice. In order to vest in the shares subject to your new options, you must remain an employee or other service provider of Rocket Fuel (or any of its subsidiaries) through each relevant vesting date. If your employment or service with Rocket Fuel (or any of its subsidiaries) terminates before the shares subject to your new options vest, such shares will expire unvested and you will not be able to exercise shares of common stock pursuant to your new options.

2.	Number of awards; expiration date.
Subject to the terms and conditions of this offer, we will accept for exchange options to purchase shares of Rocket Fuel’s common stock that were granted on or before December 31, 2015, were granted under one of the Plans, have an exercise price greater than or equal to $3.50 per share, are held by eligible option holders, are outstanding and unexercised as of the expiration date of the offer, and are properly elected to be exchanged, and are not validly withdrawn, on or before the expiration date of the offer. In addition, we will not accept for exchange any eligible options that are “in-the-money options” (that is, eligible options that have an exercise price per share that is less than the closing price of our common stock on the expiration date). In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that particular option grant is not eligible for exchange. Only employees residing in the United States, Canada, France, Germany, Italy and the United Kingdom hold eligible options.
Participation in this offer is completely voluntary. You may decide which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. We are not accepting partial tenders of individual option grants. If you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining portion of such eligible option grant.
For example, if you hold (1) an eligible option grant to purchase 1,000 shares, 500 of which have already been issued upon partial exercise of the option, (2) an eligible option grant to purchase 1,000 shares, and (3) an eligible option grant to purchase 3,000 shares, you may choose to exchange all three eligible option grants, or only two of the three eligible option grants, or only one of the three eligible option grants, or none at all. You may not elect to exchange a partial amount under any eligible option grant (such as an election to exchange only 150 shares of the remaining 500 shares under the first eligible option grant).

Unless otherwise required by applicable non-U.S. law, if you are an employee with an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an employee of Rocket Fuel or one of its subsidiaries beneficially owns a portion of that eligible option grant, you may accept this offer with respect to the entire remaining outstanding portion of the eligible option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. We are not accepting partial tenders of eligible option grants. Therefore, you may not accept this offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else, or vice versa. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider carefully whether to make an election to exchange any eligible option grant that is not completely beneficially owned by you.
Exchange Ratios
Subject to the terms of this offer and upon our acceptance of your properly tendered eligible options (except eligible options that are in-the-money options), your exchanged options will be cancelled and you will be granted new options covering the number of shares as follows:

Per Share Exercise Price of Eligible Option	New Shares for Exchanged Shares
$3.50 - $5.99	One (1) new share for every one point twenty-five (1.25) exchanged shares.
$6.00 - $7.99	One (1) new share for every two (2) exchanged shares.
$8.00 - $10.99	One (1) new share for every two point twenty-five (2.25) exchanged shares.
$11.00 and higher	One (1) new share for every four (4) exchanged shares.
For purposes of applying the exchange ratios, fractional new option shares will be rounded down to the nearest whole share on a grant-by-grant basis.
The exchange ratios apply to each of your eligible option grants separately. This means that the various options you have received may be subject to different exchange ratios.
Example 1
If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $5.00, on the new option grant date you will receive a new option to purchase 800 shares.
Example 2
If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $7.50, on the new option grant date you will receive a new option to purchase 500 shares.
Example 3
If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $9.25, on the new option grant date you will receive a new option to purchase 444 shares.

Example 4
If you exchange an eligible option grant covering 1,000 shares with an exercise price per share of $12.00, on the new option grant date you will receive a new option to purchase 250 shares.
All new options will be subject to the terms of an option agreement between you and Rocket Fuel and the 2013 Plan. The current form of option agreement under the 2013 Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at:
http://www.sec.gov/cgi-bin/browse-edgar?company=rocket+fuel&owner=exclude&action=getcompany.
The expiration date for this offer will be 9:00 p.m., Pacific Time, on June 10, 2016, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

3.	Purposes of the offer.
The primary purpose of this offer is to restore the intended retention and incentive value of certain of our equity awards. We believe this offer will help foster the retention of our valued employee option holders and better align the interests of our option holders and stockholders to promote long-term stockholder value. We issued the currently outstanding options to attract and retain the best available personnel and to provide additional incentives to employees of Rocket Fuel and its subsidiaries. Equity awards, including options, have been, and continue to be, a key part of our incentive compensation and retention program and are designed to motivate and reward employees’ efforts. We believe that in order to develop and market our offerings, we need to maintain competitive employee compensation and incentive programs. Due to a variety of factors, the market price of our common stock declined during 2014 and 2015. A significant number of employees who hold outstanding options hold options that have exercise prices that are substantially higher than the current market price for our common stock. Options with exercise prices that are higher than the current market price are commonly referred to as being “underwater.” By making this offer, we intend to provide eligible option holders with the opportunity to receive new options that have a greater retention value because such new options are more likely to provide a long-term return than the options that are significantly underwater. In addition, we believe that the new vesting schedule applicable to new options will incentivize our employees to stay with the Company. When deciding the terms of this offer, our Board considered the input of management, an independent compensation consultant and our accountants to structure the offer in a way that balanced both the interests of our stockholders and our need to retain and incentivize our employees. Options with an exercise price below $3.50 or that were granted after December 31, 2015 are not significantly underwater and therefore are more likely to generate value to our employees over the long-term then the eligible options. As a result, we chose to exclude the options because we believe these options continue to provide retention and incentive value to our employees.
The offer also will have the added benefit of reducing the number of options outstanding under our Plans. Further, we are obligated to recognize compensation expense for all of our outstanding options even if they are underwater and are not providing their intended incentive and retention benefits. This is not an efficient use of our resources. Since the offer is structured to issue new options that have a fair value approximately equal to or less than the fair value of the exchanged options they replace, we expect to recognize only a reasonable amount of incremental compensation expense, including compensation expense that might result from fluctuations in our stock price after the exchange ratios were set (which occurred shortly before the offer commenced) but before the exchange actually occurs on the expiration date. As a result, we believe that the exchange program will allow us to realize real incentive and retention benefits from the new options issued.
Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, or negotiations that relate to or would result in:

•	Any extraordinary transaction, such as a merger, reorganization or liquidation, involving Rocket Fuel or any of its subsidiaries;

•	Any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	Any material change in our present dividend rate or policy, or our indebtedness or capitalization;

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Any change in our present board of directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any material term of any executive officer’s employment contract;

•	Any other material change in our corporate structure or business;

•	Our common stock being delisted from the NASDAQ Global Select Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	Our common stock becoming eligible for termination of registration under Section 12(g)(4) of the Exchange;

•	The suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

•	The acquisition by any person of an additional amount of our securities or the disposition by any person of an amount of our securities; or

•	Any change in our certificate of incorporation or bylaws or other governing instruments, or any other actions that may impede the acquisition of control of us by any person.
In the ordinary course of business, Rocket Fuel makes changes in the composition and structure of its board of directors and/or management. Rocket Fuel expects that it will continue to make changes in this regard.
Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

4.	Procedures for electing to exchange options.
Proper election to exchange options.
You may elect to participate in two ways: (i) through the offer website (our preferred method), or (ii) by submitting your election form via U.S. mail (or other post) or Federal Express (or similar delivery service).
Elections by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website.
Electing Through the Offer Website:

1.
Access Rocket Fuel’s offer website by going to https://rocketfuel.equitybenefits.com/ and enter your login id and password. The first time you log into the offer website, you should use the log in instructions provided to you in a separate e-mail from stock@rocketfuelinc.com, dated May 13, 2016.

2.
After logging into the offer website, review the information and proceed through to the “Make My Elections (Step 1 of 4)” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible option grants, the grant dates of your eligible option grants, the number of shares that will be vested for each of your eligible option grants as of June 10, 2016 (assuming your continued service through that date), the exercise price of your eligible option grants, the number of shares of common stock subject to your eligible option grants as of June 10, 2016 (assuming you have not exercised any portion of your eligible option grants and remain in service during the offering period), and the number of new options that would be issued in exchange for each eligible option grant. You also can access the Breakeven Calculator from the “Make My Elections

(Step 1 of 4)” page in the offer website, which will enable you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options.

3.
On the “Make My Elections (Step 1 of 4)” page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Select “Yes” to indicate you choose to exchange the eligible option grant in the offer and “No” if you do not want to exchange the eligible option grant in the offer (or if you wish to withdraw a prior election).

4.
Proceed through the offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of the offer, submit your election by selecting the “I AGREE” button.

5.
Upon submitting your election, an Election Confirmation will be generated by the offer website and you will receive a confirmatory e-mail. Please print and keep a copy of the Election Confirmation for your records.

Your election must be received by SOS through the website on or before the expiration date, currently expected to be 9:00 p.m., Pacific Time, on June 10, 2016.
Electing via U.S. Mail or Federal Express (or Similar Delivery Service):
Although we encourage you to submit your election electronically via the offer website, if you are unable to do so or if you choose not to utilize the offer website acceptance process, you may submit your election by sending your acceptance by U.S. mail (or other post) or Federal Express (or similar delivery service) to the address provided below. You do not need to submit an election by mail or delivery service if you accept the offer via the offer website. YOU MAY NOT SUBMIT YOUR ELECTION VIA FACSIMILE, E-MAIL, VOICEMAIL, TEXT MESSAGE, HAND DELIVERY, INTEROFFICE MAIL OR ANY OTHER METHOD OTHER THAN BY U.S. MAIL (OR OTHER POST) OR FEDERAL EXPRESS (OR SIMILAR DELIVERY SERVICE). To send your election by U.S. mail (or other post) or Federal Express (or similar delivery service), you must do the following and Rocket Fuel must receive your election form at the address below on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be June 10, 2016:
1.     Properly complete and sign the attached election form.

2.	Deliver the completed and signed election form via U.S. mail (or other post) or Federal Express (or similar delivery service) to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 517-8837

General Information:
If you participate in this offer, you can decide which of your eligible option grants you wish to exchange. Please note that if you elect to exchange an eligible option grant in this offer, you must elect to exchange all eligible shares that are a part of the same eligible option grant. If you hold more than one eligible option grant, however, you may choose to exchange one or more of your eligible option grants without having to exchange all of your eligible option grants. To help you recall your outstanding eligible options and give you the information necessary to make an informed decision, please refer to the grant information available on the offer website at the website address: https://rocketfuel.equitybenefits.com/, which lists your eligible option grants, the grant dates of your eligible option grants, the number of shares that will be vested for each of your eligible option grants as of June 10, 2016 (assuming your continued service through that date), the exercise price of your eligible option grants and the number of shares of common stock subject to your eligible option grants as of June 10, 2016 (assuming you have not exercised any portion of your eligible option grants and remain in service during the offering period).
In addition, the offer website also contains a tool prepared by SOS which allows you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options. The Breakeven Calculator is available on the offer website at the website address: https://rocketfuel.equitybenefits.com/. You can access the personalized information regarding the eligible options you hold and the Breakeven Calculator through the offer website even if you decide to submit your election or withdrawal form to Rocket Fuel by U.S. mail (or other post) or Federal Express (or similar delivery service).
Note that the Breakeven Calculator does not calculate the actual or future value of eligible options or new options, as the values generated by the tool depend on your estimate of the future value of our common stock and do not take into account all relevant factors that may affect the actual value of your eligible options or new options, such as taxes, vesting, etc. Further, the future value of our common stock is unknown, indeterminable and cannot be predicted. The Breakeven Calculator is being provided to you solely for your convenience, for purposes of providing limited mathematical simulations of the potential value that could be received from exchanging your eligible options for the grant of the new options. The Breakeven Calculator does not take into account all of the factors that you should consider in deciding whether to participate in the offer. The Breakeven Calculator is only an aid and does not in any way change or supplement the terms of the offer, nor does it constitute a recommendation as to whether you should or should not participate in the offer.
Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on June 10, 2016 unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The exception to this rule is that if we have not accepted your properly tendered eligible options by 9:00 p.m., Pacific Time, on July 11, 2016, you may withdraw your options at any time thereafter. You may change your mind after you have submitted an election and withdraw from the offer at any time on or before the expiration date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal we receive on or before the expiration date.
You also may change your mind about which of your eligible option grants you wish to have exchanged. If you wish to add additional eligible option grants to your election, you must complete and submit a new election on or before the expiration date by following the procedures described above, and you must list all of the eligible option grants you wish to exchange. If you are submitting your election via the offer website (our preferred method), the new election must be properly completed and submitted after your prior election and after any withdrawal you have submitted. If you are submitting your new election via U.S. mail (or other post) and Federal Express (or similar delivery service), the new election must be properly completed, signed and dated after your prior election and after any withdrawal you have submitted and must list all eligible option grants you wish to exchange. Any prior elections will be disregarded. If, instead, you wish to withdraw some or all of the eligible options you elected for exchange, you may do so at any time on or before the expiration date by following the procedures described in Section 5.
The delivery of all documents, including elections and withdrawals, is at your risk. We intend to confirm the receipt of your election and/or any withdrawal by e-mail within two (2) U.S. business days if your election or withdrawal was received by us via U.S. mail (or other post) and Federal Express (or similar delivery service). Please note that if you submit an election or withdrawal form via U.S. mail (or other post) and Federal Express (or similar delivery service) that is received by us within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent us from providing a confirmation by e-mail prior to the expiration of the offer. Confirmation statements for submissions through the offer website may be obtained by printing the “Election Confirmation” page after submitting your election or withdrawal; you should print and save a copy of the confirmation for your records. If you have not received a confirmation, it is your responsibility to confirm that SOS and/or Rocket Fuel received your election and/or any withdrawal. Only elections and withdrawals that are properly completed and actually received by SOS through the website and/or Rocket Fuel at the address above by the deadline will be accepted. Elections or withdrawals submitted by any other means, including hand delivery, interoffice mail, e-mail, text message or facsimile, are not permitted.

This is a one‑time offer, and we will strictly enforce the offering period, subject only to any extension that we may implement pursuant to the terms of the offer. We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, we will accept all properly tendered eligible options (except eligible options that are in-the-money options) promptly after the expiration of this offer.
Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of this offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options for exchange and that are not in-the-money options. We may issue this notice of acceptance by press release, e-mail or other form of communication. Awards accepted for exchange will be cancelled on the cancellation date, which we presently expect will be June 10, 2016.
Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.
We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction, which will be the courts of San Mateo County, California or the federal courts for the United States for the Northern District of California. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. The offer will be governed by the laws of the State of California. We reserve the right to reject any election or any options elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all properly tendered eligible options that are not validly withdrawn (except eligible options that are in-the-money options). We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering eligible option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one‑time offer. We will strictly enforce the offering period, subject only to any extension that we may implement in our discretion.
Our acceptance constitutes an agreement.
Your election to exchange eligible options through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your eligible options for exchange will constitute a binding agreement between Rocket Fuel and you upon the terms and subject to the conditions of this offer.

5.	Withdrawal rights and change of election.
You may withdraw some or all of the eligible options that you previously elected to exchange only in accordance with the provisions of this section.
You may withdraw some or all of the options that you previously elected to exchange at any time before the expiration of the offer, which is expected to occur at 9:00 p.m., Pacific Time, on June 10, 2016. If we extend the offer, you may withdraw your options at any time until the extended expiration date.
In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 9:00 p.m., Pacific Time, on July 11, 2016, you may withdraw your tendered options at any time thereafter.
To withdraw some or all of the options that you previously elected to exchange, you must deliver a valid withdrawal for some or all of the eligible option grants you wish to withdraw from the offer while you still have the right to withdraw the options. You may withdraw your eligible options in two ways: (i) through the offer website (our preferred method), or (ii) by submitting your withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service). Any withdrawals must be received by SOS through the website or Rocket Fuel via mail or delivery service on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be June 10, 2016.
Withdrawals by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity may not be submitted via the offer website.

Withdrawal Through the Offer Website:

1.
Access Rocket Fuel’s offer website by going to https://rocketfuel.equitybenefits.com/ and enter your login id and password. The first time you log into the offer website, you should use the log in instructions provided to you in a separate e-mail from stock@rocketfuelinc.com, dated May 13, 2016.

2.
After logging into the offer website, review the information and proceed through to the “Make My Elections (Step 1 of 4)” page. You will be provided with personalized information regarding the eligible option grants you hold, including your eligible option grants, the grant dates of your eligible option grants, the number of shares that will be vested for each of your eligible option grants as of June 10, 2016 (assuming your continued service through that date), the exercise price of your eligible option grants, the number of shares of common stock subject to your eligible option grants as of June 10, 2016 (assuming you have not exercised any portion of your eligible option grants and remain in service during the offering period), and the number of new options that would be issued in exchange for each eligible option grant. Additionally, the offer website will indicate the selections you previously made with respect to eligible option grants you want to exchange pursuant to the offer. You also can access the Breakeven Calculator from the “Make My Elections (Step 1 of 4)” page in the offer website, which will enable you to enter hypothetical future stock prices and see the stock price’s effect on the potential future values of your eligible options or new options.

3.
On the “Make My Elections (Step 1 of 4)” page, select the appropriate box next to each of your eligible option grants to indicate which eligible option grants you choose to exchange pursuant to the offer. Select “Yes” to indicate you choose to exchange the eligible option grant in the offer and “No” if you do not want to exchange the eligible option grant in the offer. If you had previously chosen to exchange an eligible option grant in the offer, and no longer wish to exchange this eligible option grant, change your election next to the eligible option grant to “No.”

4.
Proceed through the offer website following the instructions provided. Review your election and confirm that you are satisfied with your election. After reviewing and agreeing to the terms of the offer, submit your election by selecting the “I AGREE” button.

5.
Upon submitting your election, an Election Confirmation will be generated by the offer website and you will receive a confirmatory e-mail. Please print and keep a copy of the Election Confirmation for your records.

Withdrawing via U.S. Mail or Federal Express (or Similar Delivery Service):
Although we encourage you to submit your withdrawal electronically via the offer website, if you are unable to do so or if you choose not to utilize the offer website withdrawal process, you may submit your withdrawal by sending your withdrawal form by U.S. mail (or other post) or Federal Express (or similar delivery service) to the address provided below. You do not need to submit a withdrawal by mail or delivery service if you withdraw from the offer via the offer website. YOU MAY NOT SUBMIT YOUR WITHDRAWAL VIA FACSIMILE, E-MAIL, VOICEMAIL, TEXT MESSAGE, HAND DELIVERY, INTEROFFICE MAIL OR ANY OTHER METHOD OTHER THAN BY U.S. MAIL (OR OTHER POST) OR FEDERAL EXPRESS (OR SIMILAR DELIVERY SERVICE). To send your withdrawal by U.S. mail (or other post) or Federal

Express (or similar delivery service), you must do the following and Rocket Fuel must receive your withdrawal form on or before 9:00 p.m., Pacific Time, on the expiration date, currently expected to be June 10, 2016:
1.     Properly complete and sign the attached withdrawal form.

2.	Deliver the completed and signed withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) to:

Ken Scully, Senior Director, Stock Administration
Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
(650) 517-8837

You can access the personalized information regarding the eligible options you hold and the Breakeven Calculator through the offer website even if you decide to submit your election or withdrawal form to Rocket Fuel by U.S. mail (or other post) or Federal Express (or similar delivery service).

General Information:
You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal we receive on or before the expiration date. Any eligible option grants that you do not withdraw will be bound pursuant to your immediately prior election form.
If you withdraw some or all of your eligible options, you may elect to exchange the withdrawn options again at any time on or before the expiration date. All options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re‑elect to exchange such eligible options on or before the expiration date. To re‑elect to exchange some or all of your eligible options, you must submit a new election to Rocket Fuel on or before the expiration date by following the procedures described in Section 4 of this Offer to Exchange. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form and must list all eligible option grants you wish to exchange, if delivered via U.S. mail (or other post) or Federal Express (or similar delivery service). Elections via the offer website must be submitted after the time of your prior withdrawal. Any prior election will be disregarded.
Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and new election forms. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.
The delivery of all documents, including any withdrawals and any new elections, is at your risk. We intend to confirm the receipt of your withdrawal and/or any election by e‑mail within two (2) U.S. business days if your election or withdrawal was received by Rocket Fuel via U.S. mail (or other post) or Federal Express (or similar delivery service). Please note that if you submit an election or withdrawal form via U.S. mail (or other post) or Federal Express (or similar delivery service) that is received by us within the last two (2) U.S. business days prior to the expiration of the offer, time constraints may prevent us from providing a confirmation by e-mail prior to the expiration of the offer. Confirmation statements for submissions through the offer website may be obtained by printing the “Election Confirmation” page after submitting your election or withdrawal; you should print and save a copy of the confirmation for your records. If you have not received a confirmation, it is your responsibility to confirm that SOS and/or Rocket Fuel received your election and/or any withdrawal. Only elections and withdrawals that are properly completed and actually received by SOS through the website and/or Rocket Fuel at the address above by the deadline will be accepted. Elections and withdrawals submitted by any other means, including hand delivery, interoffice mail, e-mail, text message or facsimile, are not permitted.
6.    Acceptance of options for exchange and issuance of new options.
Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for exchange and cancel all eligible options properly elected for exchange and not validly withdrawn on or before the expiration date that are not in-the-money options. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your eligible options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be June 10, 2016.
Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, we will accept promptly after the expiration date all properly tendered eligible options, except those that are in-the-money options, that are not validly withdrawn. We reserve the right to reject any election or any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will give oral or written notice to the eligible option holders generally of our acceptance for exchange of the options. This notice may be made by press release, e-mail or other method of communication.
We will grant the new options on the new option grant date, which is the next U.S. trading day of our common stock following the cancellation date. We expect the new option grant date to be June 13, 2016. All new options will be granted under the 2013 Plan and will be subject to an option agreement between you and Rocket Fuel. The number of shares subject to the new options will be determined in accordance with the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. As soon as reasonably practical after the expiration date, we will send you your new option agreement. You may exercise the new options for shares of our common stock when and if your new options vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.
Options that we do not accept for exchange will remain outstanding until they expire by their terms and will retain their current exercise price and current vesting schedule.
7.    Conditions of the offer.
Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e‑4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•
There has been threatened in writing or instituted or is pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•
Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction has been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	There has occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over‑the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•
any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•
in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, a decline of at least 15% in either the Dow Jones Industrial Average, the NASDAQ Composite Index or the Standard & Poor’s 500 Index from the date of commencement of the offer,

•
the commencement, continuation, or escalation of a war or other national or international calamity directly or indirectly involving the United States, which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•
A tender or exchange offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, has been proposed, announced or made by another person or entity or has been disclosed publicly or we have learned that:

•
any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•
any such person, entity or group which had publicly disclosed such ownership prior to such date has acquired or will acquire additional common stock constituting more than 1% of our outstanding shares, or

•
any new group has been formed that beneficially owns more than 5% of our outstanding common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible awards;

•
There has occurred any change, development, clarification or position taken in generally accepted accounting principles in the United States that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	Any event or events occur that have resulted or are reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•
Any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•
Any rules or regulations by any governmental authority, the NASDAQ Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Rocket Fuel that will or are likely to result in a material impairment of the contemplated benefits of the offer to Rocket Fuel.

If any of the above events occur, we may:

•	Terminate the offer and promptly return all tendered eligible options to tendering holders;

•	Complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended offer expires;

•	Amend the terms of the offer; or

•	Waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.
The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties (see Section 4 of this Offer to Exchange).

8.    Price range of shares underlying the options.
The Rocket Fuel common stock that underlies your awards is traded on the NASDAQ Global Select Market under the symbol “FUEL.” The following table shows, for the periods indicated, the high and low sales price per share of our common stock as reported by the NASDAQ Global Select Market.

	High	Low
Fiscal Year Ending December 31, 2016
2nd Quarter (through May 9, 2016)	$3.205	$2.61
1st Quarter	$4.10	$2.61

Fiscal Year Ended December 31, 2015
4th Quarter	$ 5.60	$ 2.80
3rd Quarter	$ 8.28	$ 4.41
2nd Quarter	$ 9.66	$ 7.53
1st Quarter	$ 16.82	$ 9.05

Fiscal Year Ended December 31, 2014
4th Quarter	$21.10	$13.75
3rd Quarter	$31.27	$14.29
2nd Quarter	$43.84	$19.31
1st Quarter	$71.89	$42.75
On May 9, 2016, the last reported sale price of our common stock, as reported by the NASDAQ Global Select Market, was $2.66 per share.
You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.
9.    Source and amount of consideration; terms of new options.
Consideration.
We will issue new options to participants who remain employed by Rocket Fuel or one of its subsidiaries through the new option grant date in exchange for eligible options properly elected to be exchanged by the participant (other than in-the-money options) and accepted by us for such exchange. New options are awards issued under our 2013 Plan pursuant to which you may purchase shares of our common stock at the specified exercise price, provided the vesting criteria are satisfied. Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered options, you will be entitled to receive a number of new options that is based on the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange.
If we receive and accept tenders from eligible option holders of all options eligible to be tendered (a total of options to purchase 2,191,419 shares of our common stock) subject to the terms and conditions of this offer, we will grant new options to purchase a total of approximately 848,688 shares of our common stock, or approximately 1.93% of the total shares of our common stock outstanding as of May 9, 2016.

General terms of new options.
All new options will be nonstatutory stock options granted under the 2013 Plan and subject to the terms of the 2013 Plan and the option agreement. The form of option agreement under the 2013 Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the 2013 Plan and the form of option agreement are available on the SEC website at http://www.sec.gov/cgi-bin/browse-edgar?company=rocket+fuel&owner=exclude&action=getcompany or our internal website. In addition, you may contact Ken Scully, Senior Director, Stock Administration at exchange@rocketfuelinc.com or (650) 517-8837 to receive a copy of the 2013 Plan, and the form of option agreement. We will promptly furnish to you copies of these documents upon request at our expense.
Your new options will have a term of seven (7) years from the new option grant date (subject to earlier termination in connection with a termination of your employment or service or as provided under the 2013 Plan). All new options will be nonstatutory stock options. The exercise price of all new options will be equal to the closing sales price of our common stock as quoted by the NASDAQ Global Select Market on the new option grant date.
The following description summarizes the material terms of the 2013 Plan. Our statements in this Offer to Exchange concerning the 2013 Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the 2013 Plan and the form of option agreement under the 2013 Plan.
2013 Equity Incentive Plan.
The 2013 Plan permits the granting of options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to employees (including eligible officers), directors and consultants of Rocket Fuel and its subsidiaries. The 2013 Plan is administered by our board of directors or a committee appointed by our board of directors, which we refer to as the “Administrator.” Subject to the other provisions of the 2013 Plan, the Administrator has the power to determine the terms, conditions and restrictions of the options granted, including the number of shares subject to the options and the vesting criteria.
Exercise Price.
The exercise price of an option granted under the 2013 Plan generally is determined by the Administrator; provided, however, that the exercise price of an option will in no event be less than 100% of the fair market value of a share of our common stock on the date of grant except in certain situations described in the 2013 Plan.
Vesting and exercisability.
The vesting applicable to options granted under the 2013 Plan generally is determined by the Administrator in accordance with the terms of the 2013 Plan. The new options granted under this offer will be unvested as of the new option grant date and will be subject to a new vesting schedule, regardless of whether the exchanged options were wholly or partially vested prior to the expiration date. Each new option will vest as follows:

•
As described further below, vesting generally will be subject to the new option holder continuing to be an employee or other service provider of Rocket Fuel (or any of its subsidiaries) through each relevant vesting date.

•	None of the new options will be vested on the new option grant date.

•	No new option grant will be scheduled to vest earlier than one (1) month from the new option grant date.

•	The new options will vest each month on the same day of the month as the new option grant date.
The vesting schedule of the new options will be as follows:

•
1/36th of the shares subject to the new options will vest on the date that is one (1) month following the new option grant date, and 1/36th of the shares subject to the new options will vest each month thereafter, on the same day of the month as the new option grant date, such that all of the shares subject to the new options will have vested on the third anniversary of the new option grant date.
In addition, if an exchanged option is subject to an offer letter, employment agreement, management retention agreement or other agreement with the Company providing for acceleration of vesting of the option in certain circumstances (such as in connection with a qualifying termination), the new option granted in exchange also will be subject to the same provisions.
We expect the new option grant date will be June 13, 2016. Vesting of the shares subject to your new options is subject to the following conditions:

•
Vesting on any given vesting date is subject to your continued employment or other service with Rocket Fuel or any of its subsidiaries through that vesting date. If your employment or other service with Rocket Fuel or any of its subsidiaries terminates before your new options vest, any unvested portion of your new options will expire immediately upon your termination.

•
We will make minor modifications to the vesting schedule of any new options to eliminate fractional vesting (such that a whole number of new shares will vest on each vesting date). As a result, subject to your continued service with Rocket Fuel or its subsidiaries through each relevant vesting date, (i) the number of shares that vest on each vesting date will be rounded down to the nearest whole number of shares that will vest on each vesting date and (ii) fractional shares, if any, will be accumulated until the vesting date on which the sum of the accumulated fractional shares equals or exceeds one whole share and will vest as an additional whole share on such vesting date, with any fractional shares remaining thereafter accumulated.

Example:
Assume that an eligible option holder elects to exchange an eligible option grant covering 1,550 shares with an exercise price of $4.00 per share. Assume that on June 10, 2016 (the expected expiration date of the offer), the eligible option holder surrenders the eligible options and, in accordance with the exchange ratios listed above, receives 1,240 new options on June 13, 2016. Subject to the eligible option holder continuing to be employed by or provide other service to Rocket Fuel or any of its subsidiaries through each such relevant date, the vesting schedule of the new options will be as follows:

•	0 shares will be vested as of June 13, 2016

•	34 shares (or approximately 1/36th of the new options) will be scheduled to vest on July 13, 2016, the date that is one (1) month following the new option grant date.

•	34 shares (or approximately 1/36th of the new options) will be scheduled to vest on August 13, 2016, the date that is two (2) months following the new option grant date.

•	35 shares (or approximately 1/36th of the new options) will be scheduled to vest on September 13, 2016, the date that is three (3) months following the new option grant date.

•	The remaining shares will be scheduled to vest in approximately equal monthly installments over the next thirty-three (33) months.
Adjustments upon certain events.
Events Occurring Before the Expiration Date / New Option Grant Date. Although we are not anticipating a merger or acquisition, if we merge or consolidate with or are acquired by another entity, prior to the expiration of the offer, you may choose to withdraw any options which you tendered for exchange and your options will be treated in accordance with the applicable Plan and option agreement under which they were granted. Further, if Rocket Fuel is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no new options in exchange for them. If Rocket Fuel is acquired prior to the expiration of the offer but does not withdraw the offer, we will notify you of any material changes to the terms of the offer or the new options, including any adjustments to the purchase price and number of shares that will be subject to the new options. Under such circumstances, the type of security and the number of shares covered by your new options would be adjusted based on the consideration per share given to holders of our common stock in connection with the acquisition. As a result of this adjustment, you may receive new options to purchase more or fewer shares of the acquiror’s common stock than the number of shares subject to the eligible options that you tendered for exchange or than the number you would have received pursuant to the new options if no acquisition had occurred.
A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, eligible option holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible option holders who did not participate in this offer and retained their original options.
Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all employees before the completion of this option exchange program. Termination of your employment for this or any other reason before the expiration date means that the tender of your eligible options will not be accepted, you will keep your tendered options in accordance with their original terms, and you will not receive any new options or other benefit for your tendered options. Termination of your employment after the expiration date but before the new option grant date means that your exchanged options will be cancelled and you will not receive any new options or other benefit for your exchanged options.
Events Occurring After the New Option Grant Date. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company or other change in the corporate structure of the Company affecting the shares of our common stock occurs, the Administrator, in order to prevent diminution or enlargement of the benefits (or the potential benefits) under the 2013 Plan, will adjust the number and class of shares which may be delivered under the 2013 Plan, and/or the number, class and price of shares subject to outstanding awards under the 2013 Plan and the numerical shares limits in the 2013 Plan.
In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify the option holder as soon as practicable prior to the effective date of the proposed transaction. To the extent not previously exercised, your outstanding options will terminate immediately before the consummation of the dissolution or liquidation.
In the event of a merger of Rocket Fuel with or into another corporation or other entity or a change in control (as defined in the 2013 Plan) of Rocket Fuel, options granted under the 2013 Plan will be treated as the Administrator determines, including, without limitation, that each option be assumed or substituted for. If the successor corporation does not assume or substitute for outstanding options, then the option holder will fully vest in and have the right to exercise an additional 25% of the shares subject to his or her outstanding options and the Administrator will notify the holder of the option that the vested portion of the option will be exercisable for a period of time determined by the Administrator, and the option will terminate upon expiration of such period.
Transferability of new options.
Unless determined otherwise by the Administrator, options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws and descent or distribution and may be exercised, during the lifetime of the option holder, only by the option holder.
Registration and sale of shares underlying new options.
All of Rocket Fuel’s shares of common stock issuable upon the exercise of new options have been registered under the Securities Act of 1933, as amended, or the “Securities Act” on registration statements on Form S‑8 filed with the SEC. Unless you are an employee who is considered an affiliate of Rocket Fuel for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable U.S. securities laws, subject to our insider trading policy.

U.S. federal income tax consequences.
If you are a U.S. taxpayer, you should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. federal income tax consequences of the new options and exchanged options, as well as the consequences of accepting or rejecting this offer. If you are a taxpayer of the United States, but also are subject to the tax laws of another non‑U.S. jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. If you reside in Canada, France, Germany, Italy and the United Kingdom (the only countries outside of the United States where employees hold eligible options), see Schedules C - G, as applicable of this Offer to Exchange for the tax, social insurance and other legal consequences that may apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.
10.    Information concerning Rocket Fuel.
Our principal executive offices are located at 1900 Seaport Boulevard, Redwood City, California 94063, and our telephone number is (650) 595‑1300. We will not be holding any employee meetings to discuss the offer. Questions regarding this offer should be directed to:

Ken Scully, Senior Director, Stock Administration.
Rocket Fuel Inc.
Phone: (650) 517-8837
E-mail: exchange@rocketfuelinc.com
We are a technology company that brings the power of machine learning to the world of digital marketing, offering a programmatic marketing platform designed to help marketers and their agencies connect with consumers through digital media at moments when that connection is most likely to be influential and most likely to achieve the advertiser’s objectives. A more complete description of our business is included in Part 1, Item 2, titled “Business,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.The financial information, including the financial statements and notes thereto, included in Part II, Item 8, of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2015, and Part I, Item 1, of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, are incorporated herein by reference. Please see Section 17 of this Offer to Exchange titled, “Additional information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.
We had a book value per share of $2.71 on March 31, 2016 (calculated using the book value of equity of $118,245,000 as of March 31, 2016, divided by the number of outstanding shares of our common stock as of March 31, 2016).
The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	Fiscal year ended December 31, 2014	Fiscal year ended December 31, 2015	Three months ended March 31, 2016
	(Amounts in thousands)
Ratio of earnings to fixed charges	—	—	—
Deficiency of earnings available to cover fixed charges	(65,450)	(204,738)	(19,304)

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charges. Fixed charges consist of the estimated portion of rental expense deemed by Rocket Fuel to be representative of the interest factor of rental payments under operating leases.

11.	Interests of directors and executive officers; transactions and arrangements concerning the options.
A list of our current directors and executive officers is attached to this Offer to Exchange as Schedule A. Our CEO, the non-employee members of our board of directors and our consultants may not participate in this offer. As of May 13, 2016, our executive officers and directors (ten (10) persons) as a group held options unexercised and outstanding under the Plans to purchase a total of 2,718,953 of our shares, which represented approximately 50.40% of the shares subject to all options outstanding under the Plans as of that date.
The following table sets forth the beneficial ownership of each of our current executive officers and directors of options under our Plans outstanding as of May 13, 2016. The percentages in the tables below are based on the total number of outstanding options (i.e., whether or not eligible for exchange) to purchase our common stock under the Plans, which was 5,394,221 as of May 13, 2016.

Name	Position	Number of Options Outstanding	Percentage of Total Outstanding Options
Susan L. Bostrom	Director	112,332	2.08%
Ronald E. F. Codd	Director	27,332	0.51%
William W. Ericson	Director	27,332	0.51%
Richard A. Frankel	Co-Founder, Executive Vice President and Director	866,844	16.07%
Clark M. Kokich	Director	27,332	0.51%
John J. Lewis	Director	18,778	0.35%
Monte Zweben	Director; former Interim Chief Executive Officer and former Executive Chairman	264,831	4.91%
E. Randolph Wootton III	Chief Executive Officer and Director	787,063	14.59%
Rex S. Jackson	Chief Financial Officer	414,150	7.68%
JoAnn C. Covington	Senior Vice President, General Counsel, Corporate Secretary and Chief Privacy Officer	172,959	3.21%

Neither we nor, to the best of our knowledge, any of our directors, executive officers or affiliates were engaged in transactions involving options to purchase our common stock or in transactions involving our common stock during the sixty (60) days prior to and including May 13, 2016. Company to confirm.
12.    Status of options acquired by us in the offer; accounting consequences of the offer.
Options that we acquire through the offer will be cancelled and the net surrendered shares under the offer will be returned to the pool of shares available for grants of new awards under the 2013 Plan and will be available to be reissued under the 2013 Plan.
We account for share-based payments in accordance with Financial Accounting Standards Board, or “FASB,” Accounting Standards Codification, or “ASC,” Topic 718, or “FASB ASC 718.” Under FASB ASC 718, to the extent the fair value of the new options granted pursuant to the offer exceeds the fair value of the exchanged options, such excess is considered incremental compensation. This excess, in addition to any remaining unrecognized expense for the exchanged options, will be recognized by us as an expense for compensation.

This expense will be recognized ratably over the vesting period of the new options in accordance with the requirements of FASB ASC 718. In the event that any of the new options are forfeited prior to their vesting due to termination of an employee’s employment or service, any incremental compensation expense of the forfeited new options will not be recognized.
Since the offer is structured to issue new options that have a fair value approximately equal to or less than the fair value of the exchanged options they replace, the Company expects to recognize only a reasonable amount of incremental compensation expense, including compensation expense that might result from fluctuations in our stock price after the exchange ratios were set (which occurred shortly before the exchange program began) but before the exchange actually occurs on the expiration date. As a result, the exchange program will allow the Company to realize real incentive and retention benefits from the new options issued, while recognizing only a reasonable amount of incremental compensation expense. If we granted the same number of new options as the number of exchanged options, the Company would have to recognize significant additional compensation expense for the new options.
13.    Legal matters; regulatory approvals.
We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any NASDAQ Global Select Market listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.
If we are prohibited by applicable laws or regulations from granting new options on the new option grant date, we will not grant any new options. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the new option grant date we will not grant any new options, and you will not receive any other benefit for the options you tendered and your eligible options will not be accepted for exchange.
14.    Material U.S. federal income tax consequences.
The following is a summary of the material U.S. federal income tax consequences of the exchange of options for new options pursuant to the offer for eligible option holders subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of award holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, or if you relocate to another country after the new options are granted to you, you should be aware that there might be other tax and social security consequences that may apply to you.
We strongly recommend that you consult your own tax and any other advisors with respect to the federal, state, local and any other tax consequences of your participation in this offer, as the tax consequences to you are dependent on your specific individual tax situation.

6 Company / Radford to confirm

New options.
Eligible option holders who exchange outstanding options for new options generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe that the exchange will be treated as a non-taxable exchange.
For U.S. tax purposes, the new options will be nonstatutory stock options. We have included the following summary as a reminder of the tax consequences generally applicable to nonstatutory stock options under U.S. federal tax law.
We recommend that you consult your own tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.
Nonstatutory stock options.
Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of these shares. However, when you exercise a nonstatutory stock option, you generally will have ordinary income to the extent the fair market value of the shares on the date of exercise is greater than the exercise price you pay. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares of common stock purchased over the fair market value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.
We generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with eligible reporting requirements.
Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than twelve (12) months. The holding period for the shares generally will begin just after the time you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares, and (ii) the value of the shares at the time the ordinary income was recognized. In addition, since 2013, an individual’s annual “net investment income”, as defined in section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to an individual’s awards under the Plans. Whether an individual’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.
If you were an employee at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.
We recommend that you consult your own tax advisor with respect to the federal, state, and local tax consequences of participating in the offer.
In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the new options are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the new options as a replacement grant). We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.
If you are subject to taxation in Canada, France, Germany, Italy or the United Kingdom (the only countries outside of the United States where employees hold eligible options), please refer to Schedules C - G, as applicable, of this Offer to Exchange for a description of the tax and social insurance consequences of participating in this offer. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

15.    Extension of offer; termination; amendment.
We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.
We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e‑4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.
Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to eligible option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before cancellation under the offer, that particular option grant is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option grant that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option grant would not be eligible for exchange.
The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.
For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.
16.    Fees and expenses.
We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.
17.    Additional information.
This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your awards:

1.	Our Annual Report on Form 10‑K for our fiscal year ended December 31, 2015, filed with the SEC on March 14, 2016;

2.	Our Definitive Proxy Statement on Schedule 14A for our 2016 Annual Meeting of Stockholders, filed with the SEC on April 29, 2016;

3.	Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

4.
The description of our common stock contained in our Registration Statement on Form 8-A (file No. 001-36071) filed with the SEC on September 16, 2013and any further amendment or report filed thereafter for the purpose of updating such description; and

5.
Our Current Reports on Form 8‑K filed with the SEC (except to the extent that the information contained therein, including the related exhibits, is furnished and not filed with the SEC) on January 21, 2016, February 24, 2016 and May 10, 2016.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the expiration date shall be deemed to be incorporated by reference in this Offer to Exchange and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offer to Exchange to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Exchange.
These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1‑800‑SEC‑0330. Our SEC filings also are available to the public on the SEC’s Internet site at http://www.sec.gov/cgi-bin/browse-edgar?company=rocket+fuel&owner=exclude&action=getcompany or by visiting Rocket Fuel’s website.
Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by writing to us at Rocket Fuel Inc., 1900 Seaport Boulevard, Redwood City, California, 94063, Attention: Ken Scully, Senior Director, Stock Administration.
As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.
The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.
18.    Financial statements.
The financial information, including the financial statements and notes thereto, included in Part II, Item 8, of our Annual Report on Form 10-K, for the quarterly period ended December 31, 2015, and Part I, Item 1, of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, are incorporated herein by reference. Attached as Schedule B to this Offer to Exchange is a summary of our financial information from our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, and from our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. You can review this financial information by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.
19.    Shelf Registration Statement.
On May 10, 2016, we filed a shelf registration statement on Form S-3 with the SEC, or the “Registration Statement.” The Registration Statement contains a base prospectus that covers (i) the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $50 million of the Company’s common stock, preferred stock, warrants, debt securities, subscription rights and/or units and (ii) a sales agreement prospectus supplement along with an accompanying base prospectus covering the offering, issuance and sale by the Company up to a maximum aggregate offering price of $30 million of the Company’s common stock that may be issued and sold from time to time under a sales agreement with Cantor Fitzgerald & Co.
20.    Miscellaneous.
We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.
We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

Rocket Fuel Inc.
May 13, 2016

SCHEDULE A
INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF ROCKET FUEL INC.

The directors and executive officers of Rocket Fuel Inc. as of May 13, 2016 are set forth in the following table:

Name	Position and Offices Held
Susan L. Bostrom	Director
Ronald E. F. Codd	Director
William W. Ericson	Director
Richard A. Frankel	Co-Founder, Executive Vice President and Director
Clark M. Kokich	Director
John J. Lewis	Director
Monte Zweben	Director; former Interim Chief Executive Officer and former Executive Chairman
E. Randolph Wootton III	Chief Executive Officer and Director
Rex S. Jackson	Chief Financial Officer
JoAnn C. Covington	Senior Vice President, General Counsel, Corporate Secretary and Chief Privacy Officer

The address of each director and executive officer is:

Rocket Fuel Inc.
1900 Seaport Boulevard
Redwood City, CA 94063
Our CEO and the non-employee members of our board of directors are not eligible to participate in this offer.

A-1

SCHEDULE B
SUMMARY FINANCIAL INFORMATION OF ROCKET FUEL INC.

The following selected consolidated financial information should be read in conjunction with our audited consolidated financial statements and the related notes thereto for the fiscal year ended December 31, 2015 incorporated by reference in this document from our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and our unaudited consolidated financial statements and the related notes thereto for the quarter ended March 31, 2016 incorporated by reference in this document from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. The consolidated statement of operations information for the fiscal years ended December 31, 2015 and 2014, and the consolidated balance sheet information as of December 31, 2015 and 2014 are derived from our audited consolidated financial statements incorporated by reference in this document. The consolidated statement of operations information for the fiscal year-to-date periods ended March 31, 2016 and 2015, and the consolidated balance sheet information as of March 31, 2016 are derived from our unaudited consolidated financial statements incorporated by reference in this document.

	Years Ended December 31,		Three Months Ended March 31,
	2015	2014	2016	2015
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenue	$461,637	$408,641	104,745	104,334
Costs and expenses:
Media cost	189,089	173,477	42,559	45,561
Other cost of revenue (1)	79,867	48,586	20,085	19,956
Research and development (1)	44,922	39,794	10,639	11,323
Sales and marketing (1)	166,140	146,430	36,840	36,890
General and administrative (1)	58,354	60,545	14,321	17,574
Impairment of goodwill	117,521	—	—	—
Restructuring	7,393	—	(199)	—
Total costs and expenses	663,286	468,832	124,245	137,292
Operating loss	(201,649)	(60,191)	(19,500)	(32,958)
Other expense, net:
Interest expense	4,563	3,092	1,237	1,340
Other (income) expense-net	3,112	5,267	(194)	2,208
Change in fair value of convertible preferred stock warrant liability	—	—	—	—
Other expense, net	7,675	8,359	1,043	3,548
Loss before income taxes	(209,324)	(68,550)	(20,543)	(36,506)
Income tax (benefit) provision	1,221	(4,239)	230	357
Net loss	(210,545)	(64,311)	(20,773)	(36,863)
Basic and diluted net loss per share attributable to common stockholders (2)	$(4.95)	$(1.74)	$(0.47)	$(0.88)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	42,551	37,001	44,079	41,981
(1)    Includes stock-based compensation expense as follows:

B-1

	Years Ended December 31,		Three Months Ended March 31,
	2015	2014	2016	2015
	(in thousands)
Other cost of revenue	$1,975	$1,758	$530	$625
Research and development	7,706	5,039	1,365	2,247
Sales and marketing	9,894	10,372	1,489	2,831
General and administrative	6,399	6,361	1,426	1,744
	$25,974	$23,530	$4,810	$7,447
(2) See Note 10 of the notes to our financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a description of the method used to compute basic and diluted net loss per share attributable to common stockholders.

	As of December 31,		Three Months Ended March 31,
	2015	2014	2016	2015
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	78,560	107,056	$67,392	92,055
Property, equipment and software, net	82,781	89,441	75,715	91,752
Working capital	40,978	97,562	17,757	70,628
Total assets	347,054	539,265	310,964	493,192
Debt obligations, current and non-current (3)	63,337	69,040	61,957	67,627
Capital lease obligations, current and non-current	20,457	17,823	18,516	16,847
Total stockholders’ equity	133,900	312,766	118,245	283,980
(3)The debt obligations as of December 31, 2015 and 2014 on the consolidated balance sheet are net of $0.7 million and $1.0 million in debt issuance costs, respectively.

B-2

SCHEDULE C

GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in Canada. This summary is based on the tax laws in effect in Canada as of April 2016. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the options are granted, you exercise the options or you sell shares acquired upon the exercise of the options.
This summary may also include other country-specific requirements that may affect your participation in the offer.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of new options.
Grant of Option
You are not subject to tax when your option is granted to you.
Exercise of Option
You are subject to income tax upon exercise of your option. You will recognize taxable income on the “spread” on the shares purchased, which is the excess of (1) the fair market value of the purchased shares on the date of exercise, over (2) the aggregate exercise price paid for those shares. However, you can deduct one half of the spread and therefore you will be subject to tax only on the remaining one half of the spread at your applicable marginal tax rate. The spread at exercise also is subject to CPP contributions to the extent you have not reached the maximum contribution threshold.
Sale of Shares
When you sell any shares acquired upon exercise of your option, you are subject to tax on one half of any capital gain realized upon sale of those shares. The amount of your capital gain is equal to the excess of (1) the sale price of the shares less any brokerage fees, over (2) the “tax cost” of the shares, which is generally the fair market value of the shares on the date of exercise. The “tax cost” of shares acquired upon exercise of your option is generally averaged with the tax cost of any other shares of the company that you own, unless you dispose of the shares within 30 days (e.g., through the cashless exercise method) without having acquired or disposed of any other shares of the company in the interim. Taxes imposed on net taxable capital gain, if any, are assessed at your marginal income tax rate.
Tax Withholding and Reporting Requirements
Your employer will withhold and report the taxes due at exercise.

C-1

SCHEDULE D

GUIDE TO TAX ISSUES IN FRANCE

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in France. This summary is based on the tax laws in effect in France as of April 2016. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, the new options are exercised or you sell shares acquired upon exercise of the new options.
This summary may also include other country-specific requirements that may affect your participation in the offer.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of new options.
Date of Grant
Your option is not intended to be tax qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code.
You are not subject to tax when your option is granted to you.
Exercise of Option
You are subject to income tax and social insurance contributions upon exercise of your option.
You will recognize taxable income and social insurance contributions on the “spread,” which is the difference between the fair market value of the shares at exercise and the exercise price.
Sale of Shares
You may be subject to income tax at the time you sell or otherwise dispose of your shares. The taxable amount is equal to the excess of (1) the sale price, over (2) the fair market value of the shares at the time of exercise.
Withholding and Reporting Requirements
Your employer must report the taxable income at the time of exercise.
In addition, your French employer will withhold the social insurance contributions on the “spread” at exercise, but not income taxes.
You are responsible for reporting on your personal income tax return any income or gain recognized as a result of participating in the Plan and paying all applicable taxes.

D-1

Other Information
Exchange Control
You may hold shares received under the Plan outside France provided you declare any bank or stock account opened, held or closed abroad to the French tax authorities on an annual basis together with the filing of your personal tax return.
Furthermore, you must declare any cash or securities you import or export without the use of a financial institution when the value of such cash or securities equals or exceeds a designated amount.
Please contact your tax or legal advisor for more details.

WEST\268951760.3    E-2

D-2

SCHEDULE E

GUIDE TO TAX ISSUES IN GERMANY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in Germany. This summary is based on the tax laws in effect in Germany as of April 2016. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, the new options are exercised or you sell shares acquired upon exercise of the new options.
This summary may also include other country-specific requirements that may affect your participation in the offer.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of new options.
Date of Grant
You are not subject to tax when your option is granted to you.
Exercise of Options
You are subject to income tax upon exercise of your option. You will recognize taxable income on the “spread,” which is the difference between the fair market value of the shares at exercise and the exercise price.
The spread may also be subject to social insurance contributions to the extent that the contribution ceilings have not been reached in the year in which the income is received.
Sale of Shares
If you sell any shares acquired upon exercise of your options, any gain realized may be subject to capital gains tax and solidarity surcharge.
Your capital gain is determined by taking the excess of (1) the sale price of the shares, over (2) the fair market value of the shares on the date of exercise of the option.
Withholding and Reporting
Your employer will withhold and report income tax due upon the exercise of your option.
You are required to report any income, dividends, and capital gain resulting from your participation in the Plan on your annual tax return.

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Other Information
Exchange Control
Reporting requirements may apply depending on the type of transaction handled by a local bank.
Please contact your tax or legal advisor for more details.

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SCHEDULE F

GUIDE TO TAX ISSUES IN ITALY

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in Italy. This summary is based on the tax laws in effect in Italy as of April 2016. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, the new options are exercised or you sell shares acquired upon exercise of the new options.
This summary may also include other country-specific requirements that may affect your participation in the offer.
If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.
Tax Information
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the new options.
Date of Grant
You are not subject to tax when your option is granted to you.
Exercise of Options
You are subject to income tax upon exercise of your option. You will recognize taxable income on the “spread,” which is the difference between the fair market value of the shares at exercise and the exercise price.
Sale of Shares
When you sell the shares acquired upon exercise of your option, you generally are subject to capital gains tax on any gain, which is the excess of the sale price over the fair market value of the shares at the time of exercise.
Withholding and Reporting
Your employer will withhold and report income tax on the taxable amount at exercise.
Other Information
Exchange Control
You are required to report the following on your annual tax return the amount of foreign investments held at the end of the calendar year exceeding €15,000 through which a foreign income taxable in Italy can be obtained. Non-transferable Options held during the "vesting period" are exempt from the above fulfillment requirement. Foreign investments declared for reporting purposes are subject to IVAFE tax (0.02%). Under certain circumstances, you are exempt from this fulfillment if the foreign securities you hold are administered or managed by a broker resident in Italy and the income deriving from such securities is perceived through the same brokers.

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SCHEDULE G

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of the voluntary cancellation of eligible options in exchange for the grant of new options for eligible employees subject to tax in the United Kingdom, or the “U.K.” This summary is based on the tax laws in effect in the U.K. as of April 2016. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be out of date at the time the new options are granted, the new options are exercised or you sell shares acquired upon exercise of the new options.
This summary may also include other country-specific requirements that may affect your participation in the offer.
If you are a citizen or resident of more than one country or are considered a resident of more than one country for local law purposes, or if you are not treated as resident and domiciled in the U.K., the information contained in this summary may not be applicable to you. Accordingly, you are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country or any other relevant country apply to your specific situation.
Tax Information
Option Exchange
You will not be subject to tax as a result of the exchange of eligible options for the grant of new options.
Date of Grant
You are not subject to tax when your option is granted to you.
Exercise of Options
You are subject to income tax upon exercise of your option. You will recognize taxable income on the “spread”, which is the difference between the fair market value of the shares at exercise and the exercise price.
You will be liable to pay employees’ National Insurance Contributions in relation to the spread upon exercise of your options.
Sale of Shares
When you sell the shares acquired upon exercise of your options, you generally are subject to capital gains tax on any gain, which is the excess of the sale price over the market value of the shares at the time of exercise of your options.
Your chargeable gain will be reduced by any available annual personal exemption set for the year of sale by the government of the United Kingdom.
Withholding and Reporting
Your employer is required to withhold any income tax and National Insurance Contributions on the spread upon exercise of your options. Your employer will also report the details of option grant and exercise on its annual UK HM Revenue & Customs tax return.

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In addition to your employer’s reporting obligations, you must report details of any liabilities arising from the exercise of your options and from the sale or disposal of shares together with details of dividend income to the HM Revenue & Customs on your personal UK HM Revenue & Customs tax return.
You will be responsible for paying any taxes owed as a result of the sale of the shares or the receipt of any dividend.

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